                                                                    EXHIBIT 10.9





                  REVOLVING CREDIT AND NOTE PURCHASE AGREEMENT




                          DATED AS OF DECEMBER 20, 2001




                                      AMONG




                                DELTA TOWING, LLC
                                AS THE BORROWER,




                          R&B FALCON DRILLING USA, INC.
                                AS RBF NOTEHOLDER




                                       AND




                          BETA MARINE SERVICES, L.L.C.
                               AS BETA NOTEHOLDER

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I DEFINITIONS.............................................................................................1

       Section 1.1.        Definitions............................................................................1

ARTICLE II EXTENSIONS OF CREDIT AND REPAYMENTS...................................................................13

       Section 2.1.        The Purchase of the Term Notes........................................................13
       Section 2.2.        Type of Term Notes....................................................................13
       Section 2.3.        Interest on the Term Notes............................................................13
       Section 2.4.        Payment of Principal and Interest; Maturity...........................................14
       Section 2.5.        Revolving Credit Facility.............................................................17
       Section 2.6.        Notice of Borrowings under Revolving Credit Facility..................................18
       Section 2.7.        Applicable Interest Rates.............................................................18
       Section 2.8.        The Notes.............................................................................18
       Section 2.9.        Borrower's Optional Termination.......................................................19

ARTICLE III CREDIT DOCUMENTS AND COLLATERAL......................................................................19

       Section 3.1.        Credit Documents and Further Assurances...............................................19
       Section 3.2.        Supplements to Fleet Mortgage.........................................................19

ARTICLE IV INDEMNIFICATION.......................................................................................19

       Section 4.1.        Legal Fees, Other Costs and Indemnification...........................................19
       Section 4.2.        Increased Cost and Reduced Return.....................................................20
       Section 4.3.        Payment Office........................................................................21
       Section 4.4.        Discretion of Noteholder..............................................................21
       Section 4.5.        Withholding Taxes; Payments Free of Withholding.......................................21

ARTICLE V CONDITIONS PRECEDENT...................................................................................23

       Section 5.1.        Conditions to Effectiveness...........................................................23
       Section 5.2.        Conditions to Each Revolving Loan.....................................................24

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................25

       Section 6.1.        Representations and Warranties........................................................25

ARTICLE VII COVENANTS............................................................................................27

       Section 7.1.        Covenants of the Borrower.............................................................27

ARTICLE VIII LIMITATION ON DIVIDENDS.............................................................................38

       Section 8.1.        Distributions.........................................................................38


ARTICLE IX BOOKS AND RECORDS.....................................................................................39

       Section 9.1.        Books and Records; Examination........................................................39
       Section 9.2.        Financial Statements and Reports......................................................39
       Section 9.3.        Notice of Affiliate Transactions; Annual List.........................................41

ARTICLE X EVENTS OF DEFAULT......................................................................................42

       Section 10.1.       Events of Default.....................................................................42
       Section 10.2.       Non-Bankruptcy Defaults...............................................................44
       Section 10.3.       Bankruptcy Defaults...................................................................45
       Section 10.4.       Remedies Upon an Event of Default.....................................................45
       Section 10.5.       Default Prior to 10-Year Anniversary..................................................46

ARTICLE XI MISCELLANEOUS.........................................................................................46

       Section 11.1.       Termination and Survival of Obligations...............................................46
       Section 11.02.      Notices...............................................................................46
       Section 11.3.       Payments and Computations.............................................................46
       Section 11.4.       Setoff................................................................................47
       Section 11.5.       Amendments, Waivers and Consents......................................................47
       Section 11.6.       Waivers...............................................................................47
       Section 11.7.       Successors and Assigns................................................................48
       Section 11.8.       Participations and Assignments........................................................48
       Section 11.9.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.......................51
       Section 11.10.      Confidentiality of Agreement..........................................................53
       Section 11.11.      Limitation of Liability...............................................................53
       Section 11.12.      Headings; Counterparts................................................................53
       Section 11.13.      Cumulative Rights and Severability....................................................54
       Section 11.14.      Interest Rate Limitation..............................................................54
       Section 11.15.      FINAL AGREEMENT OF THE PARTIES........................................................54
       Section 11.16.      Certain Excepted Vessels..............................................................55

EXHIBITS:

         Exhibit 1.01A:     Form of Parent Guarantee
         Exhibit 1.01B:     Form of Parent Pledge Agreement
         Exhibit 1.01C:     Form of Security Agreement
         Exhibit 2.8A:      Form of Tier 1 Note
         Exhibit 2.8B:      Form of Tier 2 Note
         Exhibit 2.8C:      Form of Tier 3 Note
         Exhibit 2.8D:      Form of Revolving Note
         Exhibit 5.2B:      Form of Notice of Borrowing

SCHEDULES:

       Schedule 1.1:         Related Entities
       Schedule 6.1(c):      Excepted Matters

                  REVOLVING CREDIT AND NOTE PURCHASE AGREEMENT

         THIS REVOLVING CREDIT AND NOTE PURCHASE AGREEMENT, dated as of December 20, 2001, is among R&B Falcon Drilling USA, Inc., a Delaware corporation (the "RBF Noteholder"), Beta Marine Services, L.L.C., a Louisiana limited liability company (the "Beta Noteholder)," and Delta Towing, LLC, a Delaware limited liability company (the "Borrower"), and amends and restates the Note Agreement dated as of January 30, 2001 among RBF Noteholder, Beta Noteholder and the Borrower.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. The following terms used herein have the meanings set forth, or referred to, below:

         "Accounting Determination" is defined in Section 1.2.

         "Acquisition Expenditures" is defined in the LLC Agreement.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. For purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         Without limiting the generality of the foregoing, each entity described on Schedule 1.1 shall be deemed to be an Affiliate of Beta Noteholder and the Borrower under this Agreement, even though Beta Noteholders or the Borrower may not directly or indirectly through one or more intermediaries control, and may not be controlled by or under common control with, such entity, so long as the members of the Chouest family own directly or indirectly at least 50% in the aggregate of the ownership interests of such entity.

         "Affiliate Transaction" is defined in the LLC Agreement.

         "Annual Budget" is defined in Section 9.2(c)(ii).

         "Arm's Length Transaction" is defined in the LLC Agreement.

         "Asset Sale" has the meaning assigned to such term in the LLC Agreement other than a Casualty Event.

         "Assumed Liabilities" has the meaning assigned to such term in the General Assignment and Assumption Agreement.

         "Audited Financial Statements" is defined in Section 9.2(c)(i).

         "Borrower" is defined in the preamble hereof.

         "Borrower Independent Auditors" is defined in Section 9.1.

         "Borrower's Optional Termination" is defined in Section 2.9.

         "Business Day" means any day that is not a Saturday, Sunday or a holiday on which national banks in Houston, Texas are closed for business.

         "Capital Expenditures" is defined in the LLC Agreement.

         "Capital Stock" or "ownership interests" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest, unless and until so converted), warrants or options to acquire an equity interest in such Person.

         "Casualty Event" means any of the following events: (a) an event resulting in destruction of or damage to any Property; (b) an event that results in an insurance settlement on the basis of an actual or a constructive loss of any Property; (c) theft, illegal confiscation or disappearance of any Property; or (d) condemnation or other taking of title of any Property by a Governmental Authority or the requisition or taking of use of any Property by a Governmental Authority, including, without limitation, any event described in Section 15 of
Article I of the Fleet Mortgage.

         "Casualty Proceeds" means all compensation, damages and other payments, including, without limitation, any payments described in Section 15 of Article I of the Fleet Mortgage and any insurance proceeds from insurance required to be provided hereunder or from any other Person pursuant to any charter or other contract for the use of a Vessel or other Property of the Borrower or any of its Subsidiaries, if any, received by the Borrower, the Noteholders, or the Trustee, jointly or severally, from any Governmental Authority or other Person with respect to or in connection with a Casualty Event.

         "Classified Vessels" is defined in Section 7.1(y).

         "Closing Date" is defined in the Master Formation Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all Property of the Borrower, whether now owned or hereafter acquired, and all ownership interests in the Borrower now or hereafter existing.

         "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of January 31, 2001 among the Trustee, the Noteholders, the Borrower and the Company.

         "Company" means Delta Towing Holdings, LLC, a Delaware limited liability company.

         "Contribution Agreement" means the Contribution Agreement dated as of January 31, 2001 between the RBF Noteholder and the Company.

         "Co-Sale Right Holder" is defined in Section 11.8(d)(i).

         "Credit Documents" means this Agreement, the Notes and the Security Documents.

         "Current Ratio" means at the end of any calendar month, the ratio of
(a) current assets of the Borrower and its Subsidiaries, other than cash and cash equivalents (and specifically excluding amounts available for borrowing under the Revolving Credit Facility), to (b) current liabilities of the Borrower and its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

         "Default" means any Event of Default or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default.

         "Default Rate" is defined in Section 2.7.

         "Distributions" is defined in Section 8.1.

         "Distribution Calculation Statement" is defined in the LLC Agreement.

         "Documented Vessels" means (i) all Vessels described on Schedule 2.1(c) of the General Assignment and Assumption Agreement, except those Vessels designated thereon as not being documented Vessels, and (ii) all other documented Vessels hereafter owned by the Borrower or any of its Subsidiaries.

         "Dollar" or "$" mean lawful currency of the United States of America.

         "EBITDA" means for the Borrower and its Subsidiaries for any period:

                  (a)      net income of the Borrower and its Subsidiaries; plus

                  (b) to the extent deducted in computing such net income, the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation, depletion and amortization expense, (iv) non-cash charges resulting from the cumulative effect of changes in accounting principles and (v) any other non-cash charges or losses; minus

                  (c) to the extent added in computing such net income, (i) any Interest Income, (ii) non-cash gains resulting from the cumulative effect of changes in accounting principles and (iii) any other non-cash gains;

all as determined in accordance with GAAP on a consolidated basis. For purposes of this definition, depreciation, depletion and amortization expense will include any gains (deductions from depreciation, depletion and amortization) or losses (additions to depreciation, depletion and amortization) on asset retirements and excess purchase price amortization adjustments. For the avoidance of doubt, EBITDA shall not include any revenues or expenses constituting Member-Indemnified Expenditures.

         "Effective Date" is defined in Section 5.1.

         "Election Period" is defined in Section 11.8(c)(i).

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law or any permit issued under any Environmental Law ("Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

         "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial, administrative or arbitral order, consent, decree or judgment, relating to the environment.

         "Event of Default" is defined in Section 10.1.

         "Excess Cash Flow" means, for each Fiscal Quarter, without duplication:

                  (a) EBITDA for such Fiscal Quarter, excluding any gain or loss resulting from any Asset Sale during such Fiscal Quarter; minus

                  (b) Capital Expenditures of the Borrower in cash and Acquisition Expenditures of the Borrower in cash during such Fiscal Quarter, provided that such expenditures are either within the limitations set forth in Section 8.08 of the LLC Agreement or have been approved by the Required Noteholders; minus

                  (c) Interest Expense paid in cash during such Fiscal Quarter; minus

                  (d) principal prepayments paid in cash on the Notes pursuant to Section 2.4(f) between the period beginning on and including the Payment Date occurring during such Fiscal Quarter and ending on but not including the next succeeding Payment Date.

provided, however, that in the event that Working Capital as of the last day of such Fiscal Quarter is less than $11.5 million, "Excess Cash Flow" shall be reduced by the difference between Working Capital as of the last day of such Fiscal Quarter and $11.5 million.

                  Excess Cash Flow for each Fiscal Quarter shall be as reflected in the financial statements delivered pursuant to Section 9.2(b)(ii), unless, not later than twelve (12) months after the delivery to the Noteholders of the examination report described in Section 9.2(d) for the Fiscal Year in which such Fiscal Quarter occurs, the Required Noteholders or the Borrower's independent accountants determine that Excess Cash Flow as so reported is incorrectly computed and notify the Borrower in writing of the amount that such Excess Cash Flow should be increased ("Note Payment Increase Amount") or decreased ("Note Payment Decrease Amount") to correct the computation of Excess Cash Flow.

         "Fiscal Quarter" means the three-month period ended March 31, June 30, September 30 and December 31 of each Fiscal Year.

         "Fiscal Year" means the 12-month (or shorter) period ending on the last day of December of each year.

         "Fixed Charge Coverage Ratio" means on any date the ratio of (a) EBITDA, minus Capital Expenditures of the Borrower and its Subsidiaries, to (b) Fixed Charges, in each case, for the applicable Twelve-month Period.

         "Fixed Charges" means for any period, without duplication, with respect to the Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis, the sum of (a) gross cash interest expense (including the interest component of capitalized leases) for such period, plus (b) the aggregate principal amount of all scheduled payments in respect of Indebtedness payable during such period, plus (c) dividends paid or payable in cash on preferred or preference interests in the Borrower during such period.

         "Fixed Rate" means an interest rate equal to 8% per annum.

         "Fleet Mortgage" means the First Preferred Fleet Mortgage dated as of January 31, 2001, made by the Borrower to the Trustee covering all Documented Vessels.

         "GAAP" means United States generally accepted accounting principles, from time to time in effect applied on a consistent basis.

         "General Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement dated as of January 30, 2001 between RBF Noteholder and the Borrower.

         "Governmental Authority" means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person or in any manner, providing for the payment of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of such Indebtedness or other obligation against loss (whether arising by virtue of partnership arrangements, by obtaining letters of credit, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guarantee in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of such Guarantee.

         "Hazardous Material" has the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include oil, gas and other liquid or gaseous hydrocarbons or any other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

         "Highest Lawful Rate" means as to any Noteholder, the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by such Noteholder in respect of the Notes and the other Credit Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, any of the Noteholders is permitted to charge the Borrower in respect of the Notes shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate applicable to such Notes shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.

         "Indebtedness" of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid; (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, trade advertising and accrued obligations);
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (g) all Guarantees by such person of Indebtedness of others; (h) all Capital Lease obligations of such person; (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; and (k) equity issued by such person that is redeemable before the scheduled maturity of the Tier 1 Notes. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

         "Indemnified Parties" is defined in Section 4.1

         "Indemnified Taxes" is defined in Section 4.6.

         "Interest Expense" means, for any period, the aggregate of all expenditures incurred by the Borrower and its Subsidiaries during such period that, in accordance with GAAP on a consolidated basis, are or should be included in "interest expense" in the consolidated statement of income of the Borrower and its Subsidiaries.

         "Interest Income" means, for any period, the aggregate of all receipts by the Borrower and its Subsidiaries during such period that, in accordance with GAAP on a consolidated basis, are or should be included in "interest income" in the consolidated statement of income of the Borrower and its Subsidiaries.

         "Investment" is defined in Section 7.1(r).

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LLC Agreement" means the Limited Liability Company Agreement of Delta Towing Holdings, LLC dated as of January 31, 2001, between the Noteholders.

         "Louisiana Collateral Documents" means the Collateral Mortgage Note dated January 30, 2001, in the principal amount of $147,000,000.00, payable to Bearer; the Collateral Mortgage dated January 30, 2001 made by the Borrower in favor of the Trustee and the Collateral Pledge Agreement dated effective as of January 30, 2001 made by the Borrower in favor of the Trustee.

         "Marine Business" has the meaning assigned to such term in the Master Formation Agreement.

         "Maritime Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial, administrative or arbitral order, consent, decree or judgement, relating to the marine activities or trade.

         "Master Formation Agreement" means the Master Formation Agreement dated as of January 30, 2001 by and between Gary Chouest, Laney Chouest, Dino Chouest, the Beta Noteholder and the RBF Noteholder.

         "Material Adverse Effect" means an effect that results in a material adverse (a) change, since the date of this Agreement, in (i) the business, properties, assets or financial condition of the Borrower and its Subsidiaries or the prospects of the Obligors, or (ii) the ability of the Obligors to perform their obligations under any Operative Document to which such Obligor is a party, or (b) change in the rights and remedies of the Noteholders or the Trustee under the Credit Documents.

         "Member - Indemnified Expenditures" is defined in the LLC Agreement.

         "Membership Interest" is defined in the LLC Agreement.

         "Note" means any of the Revolving Note and the Term Notes, as the same may be amended, renewed, extended, replaced, rearranged or otherwise modified from time to time.

         "Noteholder" means any of the RBF Noteholder, the Beta Noteholder and any successor or permitted assign of either thereof, in each case so long as such Person holds a Note which has not been paid or otherwise discharged in full.

         "Note Payment Decrease Amount" is defined in the definition of Excess Cash Flow.

         "Note Payment Increase Amount" is defined in the definition of Excess Cash Flow.

         "Obligors" means collectively the Borrower and the Company.

         "Obligations" means all obligations of the Obligors to pay principal and interest on the Notes, fees, costs and expenses, and all other amounts now or hereafter owing under any Credit Document and to perform all other obligations of any Obligor under any Credit Document.

         "Offer Notice" has the meaning assigned to such terms in Section 11.8(c)(i).

         "Operative Documents" means the Master Formation Agreement, the General Assignment and Assumption Agreement, the Contribution Agreement, the LLC Agreement, the other Transaction Documents and the Credit Documents.

         "Parent Guarantee" means the Parent Guarantee dated as of January 31, 2001 made by the Company in favor of the Trustee for the benefit of the Noteholders in the form of Exhibit 1.01A attached hereto.

         "Parent Pledge Agreement" means the Parent Pledge Agreement dated as of January 31, 2001 made by the Company in favor of the Trustee in the form of
Exhibit 1.01B attached hereto.

         "Participants" is defined in Section 11.8(a).

         "Payment Date" means each April 30, July 30, October 30 and January 30 after the Closing Date.

         "Payment Office" means the office of the Noteholder or its designee specified on the appropriate signature page hereto, or designated pursuant to
Section 4.4, as the office to which the Borrower shall make payments on the Notes held by that Noteholder.

         "Permitted Beta Noteholder Transferee" means a transferee of all or any portion of Beta Noteholder's Note or a transferor's membership interest in Beta Noteholder; provided that the Transfer to such transferee either (1) occurs by reason of or incident to the death or divorce of the transferor; provided that the transferee is a member of the transferor's immediate family or a trust, corporation, limited liability company or partnership controlled by such transferor or members of such transferor's immediate family or (2) is made to the Chouests or to any of the transferor's (or, in the case of a Transfer of Beta Noteholder's Note, the Chouests') lineal ascendants or descendants; provided that the transferee does not Transfer such interest except to the original transferor or to any of such transferor's lineal ascendants or descendants; provided that at all times prior to his death, Gary Chouest retains direct or indirect (including by reason of his percentage ownership in Beta Noteholder) ownership of at least a 11.25% interest in the Notes issued to Beta Noteholder following such Transfer.

         "Permitted Indebtedness" is defined in Section 7.1(p).

         "Permitted Liens" is defined in Section 7.1(o).

         "Person" or "person" means any natural person or any trust, estate, unincorporated organization, firm, corporation, association, partnership, joint venture, joint stock company, limited liability company or Governmental Authority, whether acting in an individual, fiduciary or other capacity.

         "Property" means, with respect to any Person, any interest of such Person in any kind of asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

         "Required Noteholders" means at the time of any determination thereof the Noteholders holding Notes representing more than fifty percent (50%) of the aggregate principal amount then outstanding under all the Notes.

         "Revolver Maturity Date" means the earliest to occur of (i) the Revolving Credit Termination Date, (ii) termination of the Revolving Credit Facility pursuant to Section 2.9 and (iii) termination of the Revolving Credit Facility pursuant to Section 10.2 or 10.3.

         "Revolving Credit Facility" means any working capital facility obtained by the Borrower from one or more third-party lenders in replacement of or in addition to the facility provided for under Section 2.5.

         "Revolving Credit Maximum" means $4,000,000.

         "Revolving Credit Period" means the period commencing on the Effective Date and ending on but not including the Revolver Maturity Date.

         "Revolving Credit Termination Date" means December 20, 2004.

         "Revolving Loan" is defined in Section 2.5.

         "Revolving Note" is defined in Section 2.8.

         "Security Agreement" means the Security Agreement, dated as of January 31, 2001, between the Borrower and the Trustee in the form attached hereto as
Exhibit 1.01C.

         "Security Documents" means the Fleet Mortgage, the Security Agreement, the Parent Pledge Agreement, the Parent Guarantee, the Collateral Trust Agreement, the Louisiana Collateral Documents and all other security agreements, mortgages and other agreements or instruments at any time delivered by the Borrower or any other Person providing any credit or other support or granting a Lien on any of such Person's property to any Noteholder or the Trustee for the benefit of the Noteholders to secure all or any part of the Obligations.

         "Selling Noteholder" is defined in Section 11.8(c)(i).

         "Senior Officer" means the president, any vice president or the chief financial officer of the Borrower.

         "Subsidiary" or "subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partner interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used in this Agreement, unless the context indicates otherwise, Subsidiary means a Subsidiary of the Borrower.

         "T2 Prior Interest Amount" is defined in Section 2.3(c).

         "T3 Prior Interest Amount" is defined in Section 2.3(d).

         "Taxes" or "taxes" means any and all national, federal, state, provincial or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, assets, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on, minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Term Note" means any of the Tier 1 Notes, the Tier 2 Note and the Tier 3 Note.

         "Tier 1 Amortization Default" means the failure to pay the principal of the Tier 1 Notes as required in the proviso to the first sentence of Section 2.4(a).

         "Tier 1 Maturity Date" means January 30, 2024.

         "Tier 1 Note" is defined in Section 2.8.

         "Tier 2 Note" is defined in Section 2.8.

         "Tier 3 Note" is defined in Section 2.8.

         "Tier 1 Noteholder" means a Noteholder holding a Tier 1 Note.

         "Tier 2 Noteholder" means a Noteholder holding a Tier 2 Note.

         "Tier 3 Noteholder" means a Noteholder holding a Tier 3 Note.

         "Tier 1 Repayment Date" means the date that all principal of and the accrued interest on the Tier 1 Notes are paid in full.

         "Tier 2 Repayment Date" means the date that all principal of and the accrued interest on the Tier 2 Notes are paid in full.

         "Tier 2 & 3 Extended Termination Date" is defined in Section 10.5.

         "Tier 2 & 3 Termination Date" means the tenth anniversary date after the Closing Date, unless on or before such date:

                  (a) any Noteholder has delivered to the Borrower a notice stating that a Note Payment Increase Amount is owing;

                  (b) an Event of Default under Section 10.1(f) or (g) has occurred and such Event of Default is continuing;

                  (c) any Noteholder has delivered to the Borrower a notice stating that an Event of Default has occurred, other than pursuant to Section 10.1(f) or (g), and such Event of Default is continuing; or

                  (d) any Noteholder has delivered to the Borrower a notice stating that an Event of Default exists as a result of the failure to cure an Extended Cure Default within the time provided therefor.

         In any such event, the Tier 2 & 3 Termination Date shall occur only after all Obligations that are or have become due and payable, whether by acceleration or otherwise, on or prior to the applicable Tier 2 & 3 Extended Termination Date shall have been paid in full.

         "Transfer" or "transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

         "Transaction Documents" has the meaning set forth in the Master Formation Agreement but also includes any other documents entered into in connection with or pursuant to the Master Formation Agreement.

         "Transocean" means Transocean Sedco Forex Inc., a Cayman Islands company.

         "Trustee" means The Bank of New York acting in its capacity as trustee for the Noteholders under the Collateral Trust Agreement and the Security Documents and any successor trustee appointed under the Collateral Trust Agreement.

         "Twelve-month Period" means on any date the most recently ended period of twelve consecutive calendar months or, if less, the actual number of consecutive calendar months that has elapsed since January 31, 2001, in each case, the last calendar month of such period being the latest month in respect of which financial statements required by Section 9.2(a)(i) are due.

         "USA" or "US" means the United States of America (including all states and political subdivisions thereof).

         "Unaudited Financial Statements" is defined in Section 9.2(a).

         "Vessels" means the offshore tugs, inland tugs, crewboats and service barges described on Schedule 2.1(c) of the General Assignment and Assumption Agreement and any other vessels hereafter owned by the Borrower or any of its Subsidiaries from time to time.

         "Wholly Owned Subsidiary" means, for any Person, any Subsidiary of which such Person owns, directly or indirectly, 100% of the Capital Stock.

         "Working Capital" means as of any date as determined in accordance with GAAP on a consolidated basis (i) the current assets of the Borrower and its Subsidiaries, minus (ii) the current liabilities of the Borrower and its Subsidiaries (other than the current maturities of the Notes).

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such word or words of like import. Unless otherwise indicated, references to a contract or other agreement shall include references to such contracts and agreements as amended, supplemented, restated or otherwise modified from time to time, in each case in accordance with the terms of the Credit Documents, if applicable, and references to statutes, regulations and other laws are to statutes, regulations and laws as amended or modified.

                                   ARTICLE II
                       EXTENSIONS OF CREDIT AND REPAYMENTS

         Section 2.1. The Purchase of the Term Notes. Subject to the terms and conditions of this Agreement, the Noteholders shall severally purchase Term Notes from the Borrower to evidence extensions of credit to the Borrower in the aggregate principal amount not to exceed $147,000,000. The Term Notes purchased by the RBF Noteholder shall be in the aggregate principal amount of $144,000,000 and shall evidence the Borrower's payment obligation for the purchase price of the Marine Business in accordance with, and subject to the terms and conditions of, the Master Formation Agreement. The Term Note purchased by the Beta Noteholder shall be in the principal face amount of $3,000,000 and the proceeds from that purchase shall be used by the Borrower for working capital purposes.

         Section 2.2. Type of Term Notes. The Term Notes shall be divided into three types, as follows:

                  (a)      Tier 1 Notes.

                           (i) The $3,000,000 Term Note of the Beta Noteholder shall be a Tier 1 Note; and

                           (ii) The first $80,000,000 of the credit extended by the RBF Noteholder shall be evidenced by a Tier 1 Note;

                  (b) Tier 2 Note. The next $20,000,000 of the credit extended by RBF Noteholder shall be evidenced by a Tier 2 Note; and

                  (c) Tier 3 Note. The next and remaining amount of credit extended by RBF Noteholder (i.e., $44,000,000) shall be evidenced by a Tier 3 Note.

         Section 2.3. Interest on the Term Notes.

                  (a) Interest will accrue (computed on the basis of a 365- or 366-day year, and actual days elapsed) on the principal outstanding under the Term Notes from time to time from the Closing Date to the date of payment thereof at the applicable rate provided in Section
                           2.7 and, subject to Section 11.14, will be compounded as described in Section 2.3(b)-(d).

                  (b) The interest accrued on the principal of the Tier 1 Notes shall be compounded annually on each anniversary of the Closing Date.

                  (c) The interest accrued on the principal of, and accrued interest on, the Tier 2 Note shall not be compounded until the Tier 1 Repayment Date. Interest on the Tier 2 Note that accrues before the Tier 1 Repayment Date is referred to as the "T2 Prior Interest Amount". Thereafter, the interest accrued on the Tier 2 Note and the T2 Prior Interest Amount on and after the Tier 1 Repayment Date shall be compounded on each subsequent anniversary of the Closing Date.

                  (d) The interest accrued on the principal of, and accrued interest on, the Tier 3 Note shall not be compounded until the Tier 2 Repayment Date. Interest on the Tier 3 Note that accrues before the Tier 2 Repayment Date is referred to as the "T3 Prior Interest Amount". Thereafter, the interest accrued on the Tier 3 Note and the T3 Prior Interest Amount on and after the Tier 2 Repayment Date shall be compounded on each subsequent anniversary of the Closing Date.

         Section 2.4. Payment of Principal and Interest; Maturity.

                  (a) Tier 1 Notes. Subject to Sections 10.2 and 10.3 and without prejudice to the Borrower's obligation to pay interest as required herein, the Borrower shall pay to the Tier 1 Noteholders on each Payment Date, for application toward payment of the principal of and accrued and unpaid interest on the Tier 1 Notes as hereinafter provided, an amount equal to (i) until the Tier 2 & 3 Termination Date, 100%, and (ii) thereafter 50%, of the Excess Cash Flow for the preceding Fiscal Quarter until the Tier 1 Repayment Date, provided, however, that, in any event, the Borrower shall repay at least (1) 10% of the aggregate principal amount of the Tier 1 Notes no later than the third anniversary of the Closing Date,
                           (2) 30% of the aggregate principal amount of the Tier 1 Notes no later than the fifth anniversary of the Closing Date and (3) 75% of the aggregate principal amount of the Tier 1 Notes no later than the seventh anniversary of the Closing Date. Each such payment shall be applied first to interest accrued and unpaid on the Tier 1 Notes for any previous Fiscal Quarters, if any, and then to the unpaid principal of the Tier 1 Notes. On each Payment Date, the Borrower shall also pay to the Tier 1 Noteholders accrued interest on the Tier 1 Notes for the preceding Fiscal Quarter. Notwithstanding anything to the contrary contained herein or in the other Credit Documents, all principal and accrued and unpaid interest on, the Tier 1 Notes shall be due and payable on the earlier of (i) the Tier 1 Maturity Date, and (ii) the date on which such Notes are accelerated in accordance with
                           Section 10.2 or 10.3.

                  (b) Tier 2 Note. Subject to Sections 10.2 and 10.3 and without prejudice to the Borrower's obligation to pay interest as required herein, the Borrower shall pay to the Tier 2 Noteholders on each Payment Date on and after the Tier 1 Repayment Date to the Tier 2 Repayment Date, for application toward payment of the principal of and accrued and unpaid interest on the Tier 2 Note as hereinafter provided, an amount equal to 75% of the Excess Cash Flow for the preceding Fiscal Quarter. Each such payment shall be applied first to the unpaid T2 Prior Interest Amount and then to the unpaid principal of the Tier 2 Note. On each Payment Date, the Borrower shall also pay to the Tier 2 Noteholder, accrued and unpaid interest on the principal of the Tier 2 Note and on the T2 Prior Interest Amount for the preceding Fiscal Quarter.

                           In the event that all principal of and accrued interest on the Tier 2 Note and the unpaid T2 Prior Interest Amount are not repaid on or before the later of the Tier 2 & 3 Termination Date and, if applicable, the Tier 2 & 3 Extended Termination Date, the Tier 2 Noteholders shall waive and lose their right to receive any repayment of the remaining principal of and interest on the Tier 2 Note and the unpaid T2 Prior Interest Amount other than payment of any remaining unpaid principal and interest on the Tier 2 Note payable in connection with the period ending on the Tier 2 & 3 Termination Date.

                  (c) Tier 3 Note. Subject to Sections 10.2 and 10.3 and without prejudice to the Borrower's obligation to pay interest as required herein, the Borrower shall pay to the Tier 3 Noteholders on each Payment Date on and after the Tier 2 Repayment Date until the Tier 2 & 3 Repayment Date, for application toward payment of the principal of and accrued and unpaid interest on the Tier 3 Note as hereinafter provided, an amount equal to 50% of the Excess Cash Flow for the preceding Fiscal Quarter. Each such payment shall be applied first to the unpaid T3 Prior Interest Amount and then to the unpaid principal of the Tier 3 Note. On each Payment Date, the Borrower shall also pay to the Tier 3 Noteholder, accrued and unpaid interest on the principal of the Tier 3 Note and the T3 Prior Interest Amount for the preceding Fiscal Quarter.

                           In the event that all principal and accrued interest on the Tier 3 Note and the unpaid T3 Prior Interest Amounts are not repaid on or before the later of the Tier 2 & 3 Termination Date and, if applicable, the Tier 2 & 3 Extended Termination Date, the Tier 3 Noteholders shall waive and lose their right to receive any repayment of the remaining principal and interest of the Tier 3 Note and the unpaid T3 Prior Interest Amount other than payment of any remaining unpaid principal and interest on the Tier 3 Note payable in connection with the period ending on the Tier 2 & 3 Termination Date.

                  (d) Casualty Event. All Casualty Proceeds shall be paid directly to the Trustee to be held and applied by the Trustee as provided in Section 4.05 of the Collateral Trust Agreement. To the extent the Borrower or any of its Subsidiaries or Affiliates receives any Casualty Proceeds, within one (1) Business Day after such receipt, the Borrower shall deposit, or cause to be deposited, the same with the Trustee. All Casualty Proceeds that are not paid to the Borrower to repair, restore or replace the affected Property (or in reimbursement therefor) pursuant to Section 4.05 of the Collateral Trust Agreement shall, unless in their sole discretion the Required Noteholders otherwise agree in writing, be used to prepay the Obligations to the extent of such proceeds, such prepayment to be applied as follows:

                           (i) first, to any unpaid fees, expenses or amounts other than principal or interest comprising the Obligations;

                           (ii) second, to accrued and unpaid interest on the Tier 1 Notes during such Fiscal Quarter;

                           (iii) third, to the accrued and unpaid interest on the Tier 1 Notes for any previous Fiscal Quarter;

                           (iv) fourth, to the unpaid principal of the Tier 1 Notes;

                           (v) fifth, to the accrued and unpaid interest on the Tier 2 Note during such current Fiscal Quarter;

                           (vi) sixth, to the accrued and unpaid interest on the Tier 2 Note for any previous Fiscal Quarter;

                           (vii)    seventh, to the unpaid T2 Prior Interest
                                    Amount;

                           (viii) eighth, to the unpaid principal of the Tier 2 Note;

                           (ix) ninth, to the accrued and unpaid interest on the Tier 3 Note during such current Fiscal Quarter;

                           (x) tenth, to the accrued and unpaid interest on the Tier 3 Note for any previous Fiscal Quarter;

                           (xi)     eleventh, to the unpaid T3 Prior Interest
                                    Amount;

                           (xii) twelfth, to the unpaid principal of the Tier 3 Note;

                           (xiii) thirteenth, to the accrued and unpaid interest on the Revolving Note;

                           (xiv) fourteenth, to the unpaid principal of the Revolving Note; and

                           (xv) any excess Proceeds remaining after such application, shall be paid to the Borrower or to such other Person as may be directed by a court of competent jurisdiction.

                  (e) Asset Sales. The cash proceeds of any Asset Sale (net of direct costs of such Asset Sale) shall be deposited with the Trustee within one (1) Business Day after receipt thereof by the Borrower or any of its Subsidiaries or Affiliate of the Borrower and held by the Trustee in accordance with Section 4.04 of the Collateral Trust Agreement. On the 91st day after the receipt of such proceeds, the Trustee shall apply the same toward payment of the Obligations as though such proceeds were Casualty Proceeds being so applied to the Obligations under Section 2.4(d), unless upon request by the Borrower the Required Noteholders agree in writing, in their sole discretion, to another use of those proceeds by the Borrower. Notwithstanding the foregoing, cash proceeds of any

                           Asset Sale that are received or held by the Trustee at a time when an Event of Default exists shall be applied by the Trustee toward payment of the Obligations as aforesaid absent contrary instructions from the Required Noteholders.

                  (f) Optional Payments. The Borrower may prepay the Term Notes without premium or penalty at any time in whole or at any time and from time to time in part, so long as the Borrower shall have given notice of such prepayment to the Noteholders no later than 12:00 noon (Houston time) three (3) Business Days before the date of such prepayment. Such notice shall be irrevocable and the amount of any prepayment specified in such notice shall be due and payable on the date so specified and shall be applied toward payment of the Obligations as though such prepayment were Casualty Proceeds being so applied to the Obligations under Section 2.4(d).

                  (g) Note Payment Increase/Decrease Amount. The Borrower shall pay any Note Payment Increase Amount within 10 days after receipt of any notice that a Note Payment Increase Amount is due and owing. The Noteholders shall pay to the Borrower severally in accordance with their respective pro rata shares of any Note Payment Decrease Amount, any Note Payment Decrease Amount within 10 days after their receipt of any notice that a Note Payment Decrease Amount is due and owing.

                  (h) Pro Rata. All payments of principal and interest on each type of Term Note shall be paid to the Noteholders that hold that type of Term Note, pro rata based on the principal amount outstanding under that type of Term Note.

         Section 2.5. Revolving Credit Facility.

                  (a) During the Revolving Credit Period, the RBF Noteholder agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time (each, a "Revolving Loan") in an aggregate amount such that, after giving effect to any Revolving Loan, the aggregate amount of all Revolving Loans then outstanding does not exceed the Revolving Credit Maximum. Each Revolving Loan shall be in the principal amount of $100,000 or any larger increment of $50,000, except that any such Loan may be in the full amount then available for borrowing under this Section 2.5 up to the Revolving Credit Maximum. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.5, prepay Revolving Loans to the extent permitted by Section 2.5(b) and reborrow at any time during the Revolving Credit Period under this Section 2.5. The Revolving Loans shall be due and payable on the Revolver Maturity Date. The Revolving Loans shall be used by the Borrower only for capital expenditures and working capital.

                  (b) Interest on each Revolving Loan shall accrue (computed on the basis of a 365- or 366-day year and actual days elapsed) from the date such Loan is made to the date of payment thereof at the applicable rate provided in Section 2.7. Such interest shall be due and payable on each Payment Date and on the Revolver Maturity Date.

                  (c) The Borrower may prepay the principal of the Revolving Note without premium or penalty at any time in whole or at any time and from time to time in part, so long as the Borrower shall have given the RBF Noteholder notice of such prepayment no later than 12:00 noon (Houston time) three (3) Business Days before the date of such prepayment.

         Section 2.6. Notice of Borrowings under Revolving Credit Facility. The Borrower shall give the RBF Noteholder notice (a "Notice of Borrowing") not later than 10:00 A.M. (Houston time) one (1) Business Day before each desired borrowing under Section 2.5, specifying (a) the date of such borrowing, which shall be a Business Day, (b) the amount of such borrowing and (c) the wire transfer instructions with respect thereto. Each Notice of Borrowing shall be irrevocable. The RBF Noteholder shall make the requested Revolving Loan available to the Borrower as directed in the applicable Notice of Borrowing unless the RBF Noteholder determines in its sole discretion that any applicable condition specified in Article V has not been satisfied.

         Section 2.7. Applicable Interest Rates.

                  (a) Each Note shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the Fixed Rate. The T2 Prior Interest Amount and the T3 Prior Interest Amount, to the extent permitted by applicable law, shall bear interest on the amount thereof as set forth in
                           Section 2.4(b) and 2.4(c), respectively, at a rate per annum equal to the Fixed Rate.

                  (b) If any payment of any Obligation is not made when due (whether by acceleration or otherwise), such amount shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) until such amount is paid in full at a rate per annum equal to the sum of two percent (2%) plus the Fixed Rate (the "Default Rate"). All interest accruing at the Default Rate shall be due and payable on demand.

         Section 2.8. The Notes. The Notes shall be payable to the order of the applicable Noteholder and be in the form of Exhibits 2.8A, 2.8B, 2.8C and 2.8D (the "Tier 1 Notes," the "Tier 2 Note," the "Tier 3 Note" and the "Revolving Note," respectively). Each Noteholder shall record on its books and records or on schedules to its Notes the amount of the principal owing thereunder and all payments of principal and interest received by such Noteholder allocable to such Note. Such records, whether shown on the books and records of the Noteholders or on a schedule to the Notes, shall be conclusive evidence as to all such matters absent manifest error; provided, however, that the failure of any Noteholder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the

Borrower to repay all principal outstanding under the Notes, together with accrued interest thereon. The Borrower agrees to execute and deliver to the Noteholders appropriate additional Notes as may be necessary in connection with any assignments pursuant to Section 11.8.

         Section 2.9. Borrower's Optional Termination. The Borrower may for any reason at any time elect to terminate any or all of the Revolving Credit Facility and the other financial arrangements provided in this Agreement (a "Borrower's Optional Termination"). The Borrower shall give the Noteholders at least three (3) Business Days' written notice of the date on which it intends to effect a Borrower's Optional Termination. Such election shall be irrevocable and upon the date specified therein all Obligations shall be due and payable. On the date so specified, the Borrower shall prepay all Obligations, including all accrued and unpaid interest thereon. Notwithstanding the foregoing, if the Borrower's Optional Termination is limited to the termination of the Revolving Credit Facility, then only those Obligations, including all accrued and unpaid interest thereon, arising out of the Revolving Credit Facility must be prepaid on such date.

                                   ARTICLE III
                         CREDIT DOCUMENTS AND COLLATERAL

         Section 3.1. Credit Documents and Further Assurances. The Borrower shall perform its obligations under the Credit Documents. At any time or from time to time upon the request of any Noteholder, the Borrower shall execute and deliver (or cause to be executed and delivered) such further documents and do such other acts and things as any Noteholder or the Trustee may reasonably request in order to effect fully the transactions contemplated by the Credit Documents. Without limiting the generality of the foregoing, the Borrower shall execute and deliver any documents, including amendments to, or replacements of, the Credit Documents and take such other action as may be necessary or as the Noteholders shall have reasonably requested to create and perfect the intended Liens in the Collateral.

         Section 3.2. Supplements to Fleet Mortgage. Within 10 days after (a) the Borrower or any of its Subsidiaries acquires any Documented Vessel, or (b) any Vessel owned by the Borrower or any of its Subsidiaries becomes a Documented Vessel, the Borrower shall, or shall cause the applicable Subsidiary to, execute and deliver any and all supplements to the Fleet Mortgage and such other documents as the Required Noteholders may request, to subject such Vessels to the intended Liens of the Fleet Mortgage and the other Security Documents.

                                   ARTICLE IV
                                 INDEMNIFICATION

         Section 4.1. Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the applicable Noteholder or the Trustee, agrees to pay the out-of-pocket costs and expenses (including without limitation the fees and disbursements of legal counsel to the Noteholders and the Trustee) (a) of the Noteholders and the Trustee in connection with any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, and (b) of the Trustee and the Noteholders in connection with advising the Trustee and the Noteholders of their rights and responsibilities under the Credit Documents during any Default or Event of Default or in connection with the enforcement by the Noteholders and the Trustee of any of the Credit Documents against any Obligor. The Borrower further agrees to indemnify the Noteholders, the Trustee and their respective directors, officers, employees and attorneys (in each case in their capacities as such) (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor), whether or not such Indemnified Party is a party thereto which any of them may pay or incur arising out of or relating to
(i) any action, suit or proceeding by any Governmental Authority or any other Person against the Indemnified Party and relating to any applicable law, (ii) any action, suit or proceeding by any Person not a party to this Agreement (a "third party") or Governmental Authority against such Indemnified Party and relating to the execution, delivery or performance (or non-performance) of any Credit Document by the Borrower and its Subsidiaries, the extensions of credit evidenced by the Notes or the application or proposed application by the Borrower and its Subsidiaries of the proceeds of any Note, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON STRICT LIABILITY OR THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS,
(iii) any investigation of any third party or any Governmental Authority involving the Noteholders or the Trustee (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of the credit extended hereunder, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any credit extended hereunder, and (iv) any investigation of any third party or any Governmental Authority, litigation or proceeding involving the Noteholders or the Trustee and related to any environmental cleanup, audit or compliance with respect to the Borrower or any of its Subsidiaries or any properties of the Borrower or any of its Subsidiaries, or any other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower or any of its Subsidiaries or any properties or operations of the Borrower or any of its Subsidiaries, regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence, or willful misconduct. The Borrower, upon demand by any Noteholder or the Trustee at any time, shall reimburse the applicable Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The Noteholders and the Borrower agree that any payments by the Borrower under this Section 4.1 are not duplicative of amounts recoverable by the Noteholders under the other Operative Documents.

         Section 4.2. Increased Cost and Reduced Return.

                  (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency:

                           (i) subjects any Noteholder (or its Payment Office) to any tax, duty or other expense related to any Note, or shall change the basis of taxation of payments to any Noteholder (or its Payment Office) of the principal of or interest on its Notes, or any other amounts due under any Credit Document; or

                           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement or imposes on any Noteholder (or its Payment Office) any other condition affecting the principal amount of the Notes held by it, or its participation in any thereof;

                           (iii) and the result of any of the foregoing is to increase the cost to such Noteholder (or its Payment Office) of maintaining any Note or participating therein, or to reduce the amount of any sum received or receivable by such Noteholder (or its Payment Office) in connection therewith under the Credit Documents, by an amount deemed by such Noteholder to be material, then from time to time, within thirty (30) days after receipt of a certificate from such Noteholder pursuant to subsection (b) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Noteholder such additional amount or amounts as will compensate such Noteholder for such future increased cost or reduction.

                  (b)      If any Noteholder seeks compensation under this
                           Section 4.2, such Noteholder shall give written notice to the Borrower of the circumstances that entitle such Noteholder to such compensation. A certificate of any Noteholder claiming compensation under this Section 4.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Person may use any reasonable averaging and attribution methods.

         Section 4.3. Payment Office. Any Noteholder may, at its option, elect to change its Payment Office from time to time and designate another in a written notice to the Borrower.

         Section 4.4. Discretion of Noteholder. Subject to the other provisions of this Agreement, any Noteholder shall be entitled to purchase and maintain its Notes in any manner it sees fit.

         Section 4.5. Withholding Taxes; Payments Free of Withholding. Except as otherwise required by law, each payment by the Borrower to the Noteholders under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding taxes, assessments or other governmental charges:

                  (a) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which such Noteholder is organized or maintains its principal place of business or Payment Office or which subjects such Noteholder to tax by reason of a connection between the taxing jurisdiction and such Noteholder (other than a connection resulting from the transactions contemplated by this Agreement);

                  (b) imposed as a result of a connection between the taxing jurisdiction and such Noteholder, other than a connection resulting from the transactions contemplated by this Agreement;

                  (c) imposed as a result of the transfer by such Noteholder of its interest in this Agreement or any other Credit Document or a designation by the Noteholder of a new Payment Office;

                  (d) which would not have been imposed but for (A) the failure of such Noteholder to provide an Internal Revenue Service Form W-8BEN or W-8ECI, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service, or any other certification, documentation or proof which is reasonably requested by the Borrower, or (B) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Noteholder to establish an exemption from such tax, assessment or other governmental charge is false;

(all such non-excluded taxes, assessments or other governmental charges and liabilities being herein referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Noteholders is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Noteholders would have received had such withholding not been made. If any Noteholder pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower shall reimburse such Noteholder for such payment on demand in the currency in which such payment was made. If the Borrower pays any Indemnified Taxes, or penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be promptly delivered when actually received), to the Noteholder on whose account such withholding was made within fifteen (15) days of such payment. The Borrower shall pay the Noteholders any indemnification or compensation hereunder no later than thirty (30) days after the date on which such Noteholder makes written demand upon the Borrower therefor.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         Section 5.1. Conditions to Effectiveness. This Agreement shall become effective on the first date (the "Effective Date") that all conditions in this
Section 5.1 are satisfied.

                  (a) The Borrower shall deliver to the Noteholders (except as otherwise provided below), the following documents in form and substance acceptable to the Noteholders:

                           (i) a certificate of the Secretary or Assistant Secretary of each Obligor certifying (A) the resolutions of such Obligor's board of managers or other governing body approving this Agreement and the issuance of the Revolving Note and each other Credit Document to which it is a party, and (B) the name, signature, and authority of each officer who executes on such Obligor's behalf any Credit Document (on which certificate the Noteholders may conclusively rely until a revised certificate is received);

                           (ii) to the RBF Noteholder, a duly executed Revolving Note, payable to the order of the RBF Noteholder;

                           (iii)    all instruments and other documents
                                    required, or deemed desirable by the RBF
                                    Noteholder, to create and perfect the RBF
                                    Noteholder's or the Trustee's intended Liens in the Collateral in all appropriate jurisdictions as collateral security for the Revolving Loans and related Obligations, including appropriate amendments to the other Credit Documents and evidence satisfactory to the RBF Noteholder that all appropriate documents necessary to effect an amendment to the Fleet Mortgage to include the Revolving Note thereunder have been sent for filing for recordation in the Coast Guard's National Vessel Documentation Center in compliance with Maritime Law;

                           (iv) such other approvals, opinions or documents as the RBF Noteholder may request;

                           (v) no default or event of default (in each case, as defined in each Operative Document) under any Operative Document by any Obligor or any other Person shall exist, and the Obligors shall have no notice that (A) any Obligor or any Affiliate of any Obligor or any other Person has reason to, could or intends to take or has taken any steps to cancel or terminate any Operative Document, or (B) the Operative Documents are not otherwise in full force and effect;

                  (b) The Borrower shall have furnished to the Noteholders a certificate executed on behalf of the Borrower by a Senior Officer, which indicates that it is made in favor of and for the benefit of the Trustee and the Noteholders, certifying, representing and warranting that all conditions to the Effective Date have occurred and specifically certifying, without limitation, that the conditions provided in Section 5.1(a)(v) have been satisfied;

                  (c) No Default or Event of Default shall then exist or shall occur as a result of the issuance of the Revolving Note;

                  (d) The representations and warranties of the Borrower contained in the Credit Documents shall be true and correct on the Effective Date both before and after giving effect to the issuance of the Revolving Note; and

                  (e) The Guarantor under the Parent Guarantee shall have consented to this amended and restated note agreement.

         Section 5.2. Conditions to Each Revolving Loan. No Revolving Loan shall be made to the Borrower unless:

                  (a)      the Effective Date shall have occurred;

                  (b) the Borrower shall have delivered to the RBF Noteholder a Notice of Borrowing substantially in the form attached hereto as Exhibit 5.2B;

                  (c) the Borrower shall have delivered a certificate from Senior Officer of the Borrower certifying that as if the date of such borrowing:

                           (i) both before and after giving effect to each borrowing under Section 2.5 (i) no Default or Event of Default exists, and (ii) the representations and warranties of the Borrower contained in the Credit Documents are true and correct;

                           (ii) the Current Ratio is equal to or greater than 1.00 to 1.00 for the applicable Twelve-month Period and setting forth in reasonable detail the calculation used to determine compliance with such Current Ratio; and

                           (iii) the Fixed Charge Coverage Ratio is equal to or greater than 1:00 to 1:00 for the applicable Twelve-month Period and setting forth in reasonable detail the calculation used to determine compliance with such Fixed Charge Coverage Ratio.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.1. Representations and Warranties. The Borrower represents and warrants to the Noteholders that each of the following statements is true and correct in all material respects:

                  (a) Existence and Qualification. The Borrower (i) is a duly organized and existing limited liability company in good standing under the laws of the State of Delaware; (ii) has all necessary limited liability company power to own and operate the Vessels and to carry on the Marine Business contemplated in connection therewith; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

                  (b) Limited Liability Company Power and Authority; Validity. The Borrower has the limited liability company power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and has taken all necessary limited liability company and member action to authorize the execution, delivery and performance of such Operative Documents and to consummate the transactions contemplated hereby. The Borrower has duly executed and delivered each Operative Document to which it is a party and each such Operative Document constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

                  (c) No Violation. Neither the execution, delivery or performance by each Obligor of the Operative Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, including, without limitation, the Maritime Law of the USA, with respect to the location of the Vessels or any other applicable jurisdiction, except as described on
                           Schedule 6.1(c) (the "Excepted Matters"), (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower under, the terms of any legal or contractual obligation to which the Borrower is a party or by which it or any of their properties or assets is bound or to which any of them may be subject, or (iii) violate or conflict with any provision of the organizational documents of the Borrower.

                  (d) Litigation. There are no actions, suits, proceedings or counterclaims (including, without limitation, arbitration, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Obligors or their Affiliates that are reasonably likely to have a Material Adverse Effect.

                  (e)      Use of Proceeds; Margin Regulations.

                           (i) The proceeds of the Notes shall be used only as described in Sections 2.1 and 2.5.

                           (ii) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Note will be used for a purpose which violates Regulation U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Notes, none of the assets of the Borrower consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

                  (f) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (g) Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (h) No Material Adverse Change. There has occurred no event or effect, other than any event specifically permitted, contemplated or provided for under any Operative Document, that has had or is reasonably likely to have a Material Adverse Effect.

                  (i) Consents. Except for the Excepted Matters, at the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions of, all Governmental Authorities, authorities or instrumentalities required to have been obtained or made by the Obligors and their Affiliates prior to such time in order to consummate the purchase of the Term Notes and issuance of the Revolving Note hereunder, and to execute, deliver and perform the Operative Documents, have been or will have been obtained or made and are or will be in full force and effect.

                  (j) Compliance with Statutes, Etc. Except for the Excepted Matters, the Obligors and their Affiliates are in compliance with all applicable Maritime Law and other statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic and foreign, including, without limitation, all applicable laws with respect to the location of the Vessels, in respect of the conduct of their business as currently conducted by the ownership and operation of their properties as currently operated by it, except for such instances of non-compliance as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and has all necessary permits and licenses, and other necessary authorizations, with respect thereto with such exceptions (if any) as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                                   ARTICLE VII
                                    COVENANTS

         Section 7.1. Covenants of the Borrower. The Borrower hereby covenants and agrees that until the Obligations have been paid in full:

                  (a) Operative Documents. The Borrower shall fully comply with and perform its obligations under the Operative Documents.

                  (b) Limited Liability Company Existence. The Borrower shall preserve and maintain its limited liability company existence. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to exist any Investment or enter into or permit to exist any partnerships, joint ventures or any other business combinations, mergers or consolidations involving itself or any of its Subsidiaries.

                  (c) Maintenance of Property and Operations. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all material permits, licenses, consents, approvals and other authorizations, including those required under all applicable laws, from all Governmental Authorities necessary to be obtained by it in connection with the operation and maintenance of the Vessels and the Marine Business.

                           The Borrower shall maintain and operate the Vessels in a good operating condition (ordinary wear and tear excepted), in compliance with all applicable contracts and other agreements, laws and regulations and in accordance with manufacturer's warranties and recommended maintenance procedures, insurance policies and industry practices.

                           The Borrower shall, at its own expense, insofar as is practicable, perform all ordinary maintenance on the Vessels and make all proper renewals and replacements necessitated by wear, tear and normal depreciation. Unless a Casualty Event results in a total loss, actual or constructive, as constructive total loss is defined in the relevant policy or policies of hull insurance, the Borrower shall, in a workmanlike manner, diligently commence and pursue the repair, restoration or replacement of any Property damaged as a result of a Casualty Event such that the damaged Property is restored to at least its value and operating condition immediately prior to the subject Casualty Event, or is replaced with comparable or better Property, unless the subject Property, immediately prior to such Casualty Event, was no longer used or useful to its Marine Business; provided, however, that in the event the Borrower does not receive the Casualty Proceeds pursuant to Section 4.05(c)(ii) of the Collateral Trust Agreement, the Borrower shall not be obligated to make such repair or restoration.

                  (d) Taxes. The Borrower shall and shall cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to duly pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP and for which the non-payment thereof is not expected to result in a Material Adverse Effect.

                  (e) Burdensome Restrictions. Promptly upon any Senior Officer becoming aware thereof, the Borrower shall give to the Noteholders written notice of (i) the adoption of any new requirement of law which is reasonably likely to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which is reasonably likely to have a Material Adverse Effect.

                  (f) Insurance. The Borrower shall maintain (and shall cause each of its Subsidiaries to maintain), or cause to be maintained, at its own expense, with reputable insurance companies or mutual associations (clubs) reasonably acceptable to the Required Noteholders, at a minimum, the following types of insurance in at least the following amounts and other insurance in such other amounts and having such other terms as the Required Noteholders may require from time to time:

                           (i) Worker's compensation and employer's liability insurance to the extent required by applicable law. Such policy to contain coverage for risks arising from Maritime Law and the Jones Act and similar laws with a limit no less than $5,000,000 (including excess liability) combined single limit per occurrence.

                           (ii)     Comprehensive general liability or
                                    commercial general liability (or equivalent coverage (including excess liability)) insurance including contractual liability, pollution and suitably endorsed to cover maritime operations with minimum limits of $5,000,000 per occurrence for deaths or injuries and
                                    property damage arising out of one
                                    accident).

                           (iii) All Vessels owned or chartered by, or operated in performance of any operations of, the Borrower or any of its Subsidiaries, shall be covered with (A) P&I Insurance (on SP23 Form or equivalent) including crew, in the amount that would be obtained by reasonably prudent operators of businesses similar to the Marine Business, but in no event less than $5,000,000 (including excess liability), and (B) hull insurance (on a current American Institute or equivalent hull form), including wreck removal coverage (legal, contractual and voluntary) and full collision coverage (floating and stationary)
                                    (x) against the risks of fire, explosion and marine perils (including without limitation a collision or Four-Fourths Running Down Clause and Inchmaree Clause in favor of the Trustee), (y) against pollution liability risks under policies of insurance issued in accordance with the Oil Pollution Act of 1990, and (z) against all other risks insured under the form of policy known as "American Institute Hull Form" or equivalent. The hull policy with respect to the Vessels shall have a minimum value of not less than the appraised value of such Vessels or, if there shall not be an appraised value for a Vessel, a value agreed to between the Required Noteholders and the Borrower; provided, however, that for at least the first five (5) months after the Closing Date the value shall not be less than the current insured value under the policies in effect as of the Closing Date.

                           (iv) If any Vessel shall at any time be located in war-endangered waters or in other waters which may under the hull policy be considered excluded by any "free of capture and seizure" clause, the Borrower shall give prompt prior written notice thereof to the Noteholders, and at the request of the Required Noteholder shall insure (through a separate policy or by endorsement to the applicable hull policy) such Vessel against war and political risks in the amount required to be maintained under the hull policy with respect thereto.

                           (v)      The Borrower may exclude from the Hull and
                                    P. & I. insurance any breach of warranty coverage, and may eliminate from the Hull and P. & I. insurance any risks ordinarily covered thereunder, provided that it insures such risks under a separate or different form of policy.

                           (vi) Where the valuation of the Vessels in any policy of insurance required hereunder may be pertinent, such valuation shall not exceed the amount insured thereby, and policy franchises or deductible averages shall not exceed the sum of $50,000.00 as to each loss covered by hull insurance and $50,000.00 as to each loss covered by P. &
                                    I. insurance. Excess liability, increased value, disbursements and other forms of total loss insurance, in such amounts as marine underwriters may allow, may be carried as part of the total amount of the hull insurance required hereunder.

                           (vii) The Borrower shall select its own insurance brokers (unless such brokers are unsatisfactory to the Required Noteholders) and all such insurance shall be effected by the Borrower through such brokers on policy forms acceptable to, and in companies in good standing and satisfactory to, the Required Noteholders.

                           (viii)   Except for such deductibles permitted by
                                    Section 7.1(f)(vi), the Borrower shall not self-insure any of such risks. The Borrower's hull policies (including any war and political risk coverage) and its liability policies shall each name the Noteholders and the Trustee as a named assured and the Trustee as sole loss payee. Each of such policies shall be written by reputable insurers and be reasonably acceptable to the Required Noteholders and shall provide that neither the Trustee nor any Noteholder shall have any responsibility for payment of premium and that it shall not terminate without at least thirty (30) days' (or such fewer days, if any, in the case of cancellation pursuant to any war and related risk termination clauses contained in such policies) advance written notice to the Trustee and the Noteholders.

                           (ix) All insurance and the policies evidencing the same shall by their terms be taken out in the joint names of the Borrower and the Trustee and shall by their terms be payable to the Trustee. Such amounts shall be applied as described in Section 2.4(d) hereof. The Borrower pays the amount of the deductible.

                           (x) The Borrower warrants that it will maintain all such insurance unimpaired by any act, and that it will not be guilty of or permit any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained. Each policy of insurance required to be maintained by the Borrower hereunder shall be endorsed with the undertaking of the insurance company or underwriters issuing such policy to the effect that such policy shall not lapse, expire, terminate or be canceled for any reason whatsoever, or be modified in any material respect, without at least thirty (30) days prior written notice to the Trustee and the Noteholders. The Borrower shall, within a reasonable period of time, pay for any loss of or damage to a Vessel by any cause whatsoever, and shall discharge or obtain the release of any third party claims whatsoever not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance. Such policies shall not provide for or purport to provide for any recourse against the Trustee or the Noteholders for payment of club calls, assessments or advances.

                  (g) Insurance Certificate. On or before May 1 in each year, commencing May 1, 2002, a certificate of insurance signed by an independent marine insurance broker retained by the Borrower and acceptable to the Required Noteholders (i) listing the policies of insurance outstanding and in force on such date in respect of the Vessels and the Borrower and its Subsidiaries as of such date, the names of the companies issuing such insurance, the amounts and expiration dates of such insurance and the risks covered thereby, and (ii) stating that attached to such certificate are true, correct and complete copies of all policies of insurance referred to therein or of certificates of the issuers of such policies or their agents evidencing the existence of such policies, and that such insurance complies with the requirements contained in Section 7.1(f) of this Agreement. If such certificate does not reflect coverage that is required by the other Credit Documents, any failure by the Trustee or any Noteholder to object thereto shall in no event constitute a waiver of the requirements of this Agreement or the Credit Documents.

                  (h) Other Information. Promptly, and in any event within five Business Days, after the Borrower obtains knowledge of any of the following, the Borrower shall provide the Noteholders with written notice in reasonable detail of:

                           (i)      any pending or threatened material
                                    Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries;

                           (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in material noncompliance with any Environmental Law;

                           (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries other than in the ordinary course of business;

                           (iv) the occurrence of any Default or Event of Default;

                           (v) any litigation or governmental proceeding affecting the Borrower or any of its Subsidiaries or any Affiliates of the Borrower that might reasonably be expected to result in a Material Adverse Effect;

                           (vi) any circumstance that has had or reasonably threatens a Material Adverse Effect, including, without limitation, the revocation, change, modification or reconsideration of any license, consent or approval which has had or reasonably threatens a Material Adverse Effect;

                           (vii) any investigation of the Borrower or any of its Subsidiaries or any operations of the Borrower or any of its Subsidiaries for a violation of any applicable law or any material contract, agreement, license or permit;

                           (viii) promptly after the filing or receiving thereof, copies of all material reports and notices with respect to the Vessels which the Borrower or any of its Subsidiaries files with the United States Coast Guard or the United States Maritime Administration or which the Borrower or any of its Subsidiaries receives from either of the foregoing entities; and

                           (ix) with reasonable promptness, such other information as any Noteholder or the Trustee on behalf of the Noteholders may reasonably request.

                  (i) Noteholder Inspection Rights. Upon reasonable notice from any Noteholder, the Borrower shall permit such Noteholder (and such Persons as such Noteholder may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower, to examine all of its books and records, to make copies and extracts therefrom, verify the computation of any Excess Cash Flow, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Noteholders (and such Persons as such Noteholder may reasonably designate) the affairs, finances and accounts of the Borrower), all as often, and to such extent, as may be reasonably requested.

                  (j) Conduct of Business. The Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly engage in any line of business other than
                           (i) the Marine Business as in effect on the Effective Date or (ii) any other line of business that is approved in writing by the Required Noteholders.

                  (k) Other Agreements. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any agreement (other than the Operative Documents) expressly and directly prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Borrower from amending or otherwise modifying any Operative Document.

                  (l) Change of Flag. Without the consent of the Required Noteholders, the Borrower shall not, and shall not permit any of its Subsidiaries to, change the registry and flag of any Vessel to any jurisdiction other than the United States of America.

                  (m) Restrictions on Charterers of Vessels. The Borrower shall not, and shall not permit any of its Subsidiaries to, bareboat or demise charter any Vessel for operation in the coastwise trade to any Person that is not a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, for the purpose of operating in the coastwise trade of the United States. The Borrower shall, and shall cause each of its Subsidiaries to, remain a citizen within the meaning of Section 2 of the Shipping Act of 1916, as amended, for the purposes of operating the Vessels in coastwise trade of the United States.

                  (n) Restrictions on Fundamental Changes and Issuance of Additional Equity. The Borrower shall not, nor permit any of its Subsidiaries to, reorganize, merge or consolidate with any Person (other than a merger of a Wholly Owned Subsidiary of the Borrower with the Borrower pursuant to which the Borrower is the surviving entity) or become a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or any of the stock of, any other Person (other than a Wholly Owned Subsidiary of the Borrower), or sell or transfer all or substantially all of its or any of its Subsidiaries' assets or any stock of any of its Subsidiaries. The Borrower shall not issue any additional equity or options, warrants or other rights to acquire any of the Borrower's Capital Stock to any Person other than to the Noteholders.

                  (o) Liens. The Borrower shall not and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind on any Property of the Borrower or any of its Subsidiaries, except the following (collectively, the "Permitted Liens"):

                           (i)      Intentionally Omitted.

                           (ii) Liens arising in the ordinary course of business of the Borrower and its Subsidiaries by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower is a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

                           (iii) for Property other than the Vessels, mechanics', worker's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor; provided in each case, that such Lien or claim is not prior to or on a parity with or which might impair the Lien of the applicable Security Document and which does not involve any risk of seizure or sale of any such Property;

                           (iv) Liens for Taxes which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

                           (v) Liens arising out of judgments or awards against the Borrower or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower shall be prosecuting an appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower secured by such Liens shall not exceed $100,000 at any one time outstanding;

                           (vi)     rights reserved to or vested in any
                                    municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

                           (vii)    Liens created by the Operative Documents;

                           (viii) with respect to the Vessels, Liens (a) for crew's wages (1) for fifteen (15) days after the termination of a voyage, or (2) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, (b) for general average (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, (c) for salvage, whether voluntary or contract, (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, (d) otherwise incident to the then current operations of the Vessels, for the wages that are not past due of a stevedore when employed directly by Borrower, or the operator, master or agent of any Vessel, and
                                    (e) for repairs or with respect to any
                                    changes made in any Vessel (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor; provided in each case, that such Lien or claim does not involve any risk of seizure or sale of any Vessel; and

                           (ix) Liens in existence on the Effective Date approved by the Required Lenders.

                  (p) Indebtedness. The Borrower shall not and shall not permit any Subsidiary to, incur, assume or suffer to exist any Indebtedness, except the following (collectively, the "Permitted Indebtedness"):

                           (i) Indebtedness to the Noteholders under the Credit Documents;

                           (ii) after the Revolving Credit Termination Date, a Revolving Credit Facility or letter of credit facility in an aggregate principal amount not to exceed $4,000,000 at any time outstanding; and

                           (iii) other unsecured Indebtedness permitted in writing by the Required Noteholders.

                  (q) Use of Property and Facilities; Environmental Laws. The Borrower shall and shall cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries, where the failure to comply is reasonably likely to have a Material Adverse Effect.

                  (r) Advances, Investments and Loans; No Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries to, lend money or make advances to any Person, guarantee any obligations of any Person or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (any of the foregoing, an "Investment") except those permitted in the Company Investment Guideline as stipulated in Section 8.10 of the LLC Agreement and the Borrower shall not acquire or permit to exist any Subsidiary without the consent of the Required Noteholders.

                  (s) Modifications of Organizational Documents and Operative Documents.

                           (i) The Borrower shall not amend, modify or change in any way adverse to the interests of the Noteholders, its limited liability company certificate, organizational agreement or other corporate governance documents.

                           (ii) The Borrower shall not and shall not permit any of its Subsidiaries to, after the date hereof, enter into, or amend or modify, any Operative Document to which it is a party without the prior written consent of the Required Noteholders.

                  (t) Transfers of Assets. The Borrower shall not and shall not permit any of its Subsidiaries to, sell or otherwise transfer any asset except:

                           (i) the retirement or replacement in the ordinary course of business of equipment (other than Vessels) that is worn out, obsolete or no longer useful in the Borrower's business if the proceeds thereof are applied to replace such asset or to repay the Notes;

                           (ii)     any Investment permitted by Section 7.1(r);

                           (iii)    the Liens permitted by Section 7.1(o);

                           (iv)     any Asset Sale for cash where the
                                    consideration involved is equal to or less than $2 million or any series of Asset Sales within a Fiscal Year where the aggregate consideration involved is equal to or less than $2 million, in either case, including contingent liabilities only to the extent required to be reflected on the balance sheet of the Company in accordance with GAAP on a consolidated basis;

                           (v) payments on Indebtedness permitted to be incurred or exist under this Agreement and other payments made in the ordinary course of business and otherwise in compliance with the terms of the Credit Documents; and

                           (vi)     any transfer permitted by Section 7.1(n).

                  (u) Capital Expenditures. The Borrower shall not and shall not permit any of its Subsidiaries to, make any or incur liability for any Capital Expenditures (excluding Member-Indemnified Expenditures) and Acquisition Expenditures that exceed $4 million in the aggregate for each Fiscal Year or $150,000 per individual expenditure or group of related expenditures.

                  (v) Transactions with Affiliates. Except as permitted pursuant to Section 8.09 of the LLC Agreement or otherwise specifically permitted herein, the Borrower shall not and shall not permit any of its Subsidiaries to, enter into or engage in any transaction or arrangement or series of related transactions or arrangements, including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate; provided that each such permitted transaction shall be an Arm's Length Transaction.

                  (w) Operating Lease. The Borrower shall not enter into any operating lease if the aggregate amount payable in any 12-month period on all operating leases exceeds $100,000.

                  (x) Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Article VII, the Borrower shall and shall cause its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any Governmental Authorities, except where the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

                  (y) Classification of Vessels. The Borrower shall and shall cause each of its Subsidiaries to, maintain each Vessel that is acquired on the Effective Date that is so classified and each other Vessel that it elects thereafter to have classified such that at all times each such Vessel ("Classified Vessels") shall remain in class with the American Bureau of Shipping or a similar classification society, to the extent such Vessel as a result of its operations is required to be in class. Each Classified Vessel shall be in compliance with the requirements of the American Bureau of Shipping or any other similar classification society, for the highest classification for vessels of like age and type at all times and upon request of the Required Noteholders, the Borrower shall promptly provide to the Noteholders a copy of a certificate duly issued by the American Bureau of Shipping or other classification society, to the effect that the Classified Vessels have been given the highest classification and rating for vessels of the same age and type free of all recommendations and notations of such classification society affecting class.

                  (z) Separate Legal Existence of the Borrower and its Subsidiaries. The Borrower shall and shall cause each of its Subsidiaries to, maintain their respective financial and other records and books of account separate from those of any other Person, and shall maintain and cause its Subsidiaries to maintain their respective assets in a manner that facilitates their identification and segregation from those of any other Person. The Borrower shall observe and shall cause its Subsidiaries to observe all requisite corporate formalities in their respective business affairs, and shall not commingle or permit any of its Subsidiaries to, commingle their respective funds or other assets with those of any other Person or maintain joint bank accounts with any other Person.

                  (aa) Non Discrimination or Adverse Transaction. The Borrower shall not and shall not permit any of its Subsidiaries to, enter into any contract, agreement or other arrangement with another Person that is less favorable to the Borrower and its Subsidiaries than an Arm's Length Transaction.

                  (bb) No Management or Other Fees. The Borrower shall not and shall not permit any of its Subsidiaries to, pay any management or similar fees to any Person other than under the Administrative Support Services Agreement.

                                  ARTICLE VIII
                             LIMITATION ON DIVIDENDS

         Section 8.1. Distributions. The Borrower shall not and shall not permit any of its Subsidiaries to, (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any equity interest of the Borrower or any Affiliate of the Borrower, or warrants, rights or options to acquire such equity interest, other than (x) dividends payable solely in such equity interests (other than preferred or other redeemable stock), or in warrants, rights or options to acquire such equity interests and (y) dividends or distributions by a Subsidiary to the Borrower or to a Wholly Owned Subsidiary of Borrower; (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Borrower or any of its Subsidiaries which is subordinated in right of payment to the Notes (collectively, "Distributions"), except Distributions in cash made after the earlier to occur of (x) the Tier 1 Repayment Date and (y) the Tier 2 & 3 Termination Date, if at the time such Distributions are paid and after giving effect thereto:

                           (i) no Default or Event of Default shall have occurred and be continuing;

                           (ii) such Distribution shall be made within 15 days after the most recent Payment Date; and

                           (iii) the aggregate amount of Distributions in any Fiscal Quarter shall not exceed, while the
                                    (x) Tier 2 Note is outstanding, 25% of the
                                    Excess Cash Flow for the preceding Fiscal
                                    Quarter, and (y) Tier 3 Note is outstanding,
                                    50% of the Excess Cash Flow for the
                                    preceding Fiscal Quarter.

                                   ARTICLE IX

                                BOOKS AND RECORDS

         Section 9.1. Books and Records; Examination. The Borrower shall keep or cause to be kept such books of account and records with respect to the business of the Borrower and each of its Subsidiaries in order to be able to prepare financial statements in accordance with GAAP on a consolidated basis. Each Noteholder and its duly authorized representatives shall have the right at any time to examine, or to appoint independent certified public accountants to examine, but in any event during normal business hours and without unreasonably interfering with the operation of Borrower's business, the books, records and accounts of the Borrower and its Subsidiaries, their operations and all other matters that such Noteholder may wish to examine, including, without limitation, all documentation relating to actual or proposed transactions with the Borrower, the Company or any Affiliate thereof. The Borrower's books of account shall be kept using the method of accounting determined by the Borrower and acceptable to the Required Noteholders. The Borrower's independent auditors (the "Borrower Independent Auditors") shall be an independent public accounting firm selected by the Borrower and approved by the Required Noteholders, and shall initially be Ernst & Young. The Borrower shall not replace or appoint the Borrower Independent Auditors without written approval of the Required Noteholders.

         Section 9.2. Financial Statements and Reports.

                  (a) Unaudited Monthly Financial Statements. (i) The Borrower shall prepare and send to each Noteholder (at the same time) promptly, but in no event later than noon on the 15th Business Day after the last day of each month, unaudited financial statements with respect to the Borrower and its Subsidiaries: a balance sheet, a statement of operations, a statement of cash flows and a statement of changes in members' capital (collectively, "Unaudited Financial Statements") as at the end of and for such month.

                           (ii) The Borrower shall prepare and send to each Noteholder promptly, but in no event later than noon on the 20th Business Day after the last day of each month, an unaudited financial summary booklet containing a breakdown of such operating and financial information of the Borrower and its subsidiaries as at the end of and for such month as any Noteholder shall reasonably request including a variance analysis with commentary as compared with the Annual Budget; provided, however, that each Noteholder shall be provided with the same information at the same time as each other Noteholder.

                  (b) Annual Budget and Unaudited Quarterly Financial Statements and Forecasts. The Borrower shall prepare and send to each Noteholder (at the same time) promptly, but in no event later than the 30th day after the last day of each Fiscal Quarter, (i) Unaudited Financial Statements as at the end of and for such Fiscal Quarter, (ii) an unaudited statement of the Excess Cash Flow for such Fiscal Quarter and
                           (iii) a twelve month operating budget forecast covering those items set forth in the Annual Budget which shall consist of projections of those financial statements included in the Audited Financial Statements and major projects, setting forth material assumptions and containing reasonable detail.

                  (c) Audited Annual Financial Statements. (i) Within 75 days after the end of each Fiscal Year, the Borrower shall cause (A) an examination to be made, at the expense of the Borrower, by the Borrower Independent Auditors, covering (1) the assets, liabilities and capital of the Borrower and its subsidiaries, and the Borrower's and its subsidiaries' operations during such Fiscal Year, (2) an examination of the Distributions Calculation Statement for such Fiscal Year, and (3) all other matters customarily included in such examinations and (B) to be delivered to each Noteholder (at the same time) a copy of the report of such examination, stating that such examination has been performed in accordance with generally accepted auditing standards, together with the following financial statements with respect to the Borrower and its subsidiaries certified by such accountants as having been prepared in accordance with GAAP on a consolidated basis: a balance sheet, a statement of operations, a statement of cash flows and a statement of changes in members' capital at the end of and for such Fiscal Year (collectively, the "Audited Financial Statements").

                           (ii) Within 30 days after the Closing Date for Fiscal Year 2001, and promptly, but in any event within 30 days after the end of each Fiscal Year thereafter, the Borrower shall deliver to the Noteholders a projection of the Borrower's consolidated balance sheet and consolidated income, capital and cash flows for that Fiscal Year showing such projected budget for each Fiscal Quarter of the Borrower and its Subsidiaries ending during such year (the "Annual Budget"), as approved by the board of managers, setting forth material assumptions and containing reasonable detail.

                  (d) Schedule of Repayment and Distribution. (i) Preliminary Annual Repayment and Distribution Schedule. The Borrower shall prepare and send to each Noteholder (at the same time) promptly, but in no event later than the 75th day after the last day of each Fiscal Year, a schedule showing the respective repayment and/or distribution schedule of the Notes based on the Borrower's estimated Excess Cash Flow for such Fiscal Year.

                           (ii) Examination. Within 15 days after the date the Borrower determines its net taxable income and Excess Cash Flow with respect to any Fiscal Year, but in no event later than three months after the end of such Fiscal Year, the Borrower shall cause (A) an examination to be made, at the expense of the Borrower, by the Borrower Independent Auditors, covering the determination of the Borrower's taxable income and Excess Cash Flow with respect to such Fiscal Year and
                                    (B) to be delivered to each Noteholder (at the same time) a copy of the report of such examination, stating that such examination has been performed in accordance with generally accepting auditing standards.

                  (e) Presentation; Officer Certificate. Each of the statements and reports delivered pursuant to this
                           Section 9.2 (a) - (c) shall present in comparative form figures for the corresponding period, if any, of the preceding Fiscal Year, all in reasonable detail and satisfactory in form and substance to the Noteholders. Together with the delivery of such financial statements, the Borrower shall deliver a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculation used to determine compliance with the Current Ratio and the Fixed Charge Coverage Ratio and stating that the chief financial officer has examined such statements and that such statements fairly present the following:

                           (i)      the financial condition, results of
                                    operations, changes in members' capital and cash flows of the Borrower and any of its Subsidiaries in accordance with GAAP on a consolidated basis; and

                           (ii) the Excess Cash Flow for the applicable Fiscal Quarter and whether during such period a Default or Event of Default exists, and if such exists, specifying the nature thereof and what actions the Borrower intends to take with respect thereto.

                  (f) Other Information. The Borrower shall prepare and send to each Noteholder (at the same time) promptly such other financial information as a Noteholder shall from time to time reasonably request.

         Section 9.3. Notice of Affiliate Transactions; Annual List.

                  (a) The Borrower shall notify each Noteholder of any Affiliate Transaction that the Borrower or any of its Subsidiaries is considering entering into or renewing or extending the term thereof (whether pursuant to contractual provisions thereof or otherwise), which notice shall be given, to the extent reasonably possible, sufficiently in advance of the time that the Borrower or such Subsidiary intends to enter into, renew or extend the term of such Affiliate Transaction so as to provide the Noteholders with a reasonable opportunity to examine the documentation related to such Affiliate Transaction.

                  (b) Within 60 days after the end of each Fiscal Year, the Borrower shall prepare and distribute to each Noteholder a list setting forth a description of each Affiliate Transaction entered into by the Borrower or any of its Subsidiaries during such Fiscal Year and identifying all of the parties to such Affiliate Transactions; provided, however, that if two or more Affiliate Transactions either (i) constitute a series of related transactions or agreements or (ii) are substantially the same type of transaction or agreement, the Borrower need not separately describe each such Affiliate Transaction but instead can describe such related or similar Affiliate Transactions as a group.

                                    ARTICLE X
                                EVENTS OF DEFAULT

         Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) The Borrower fails to pay or prepay when due any principal of any Note, other than principal that is paid when due as a Note Increase Payment Amount so long as the initial calculation by the Borrower resulting in the adjustment giving rise to the Note Increase Payment Amount was made in good faith;

                  (b) The Borrower fails to pay when due any interest on any Note or any fee, expense or other amount payable hereunder and such failure continues for two (2) Business Days thereafter;

                  (c) The Borrower fails to observe or perform any covenant set forth in Section 7.1(c), (d) or (y) of this Agreement and such failure continues for 15 days or
                           (ii) any Obligor fails to observe or perform any other covenant set forth in this Agreement or any other Operative Document; provided, however, that if any such Default relates to a covenant concerning the Borrower's ability to engage in the coastwise trade of the United States, such Default shall not constitute an Event of Default until such time as any Governmental Authority shall take any action that impedes the Borrower's ability to engage in the coastwise trade of the United States;

                  (d) Any representation or warranty made herein or in any other Operative Document by the Borrower, any Subsidiary of the Borrower, or the Company proves untrue in any material respect as of the date of the making thereof; provided, however, that if any such Default relates to a representation or warranty relating to the Borrower's ability to engage in the coastwise trade of the United States, such Default shall not constitute an Event of Default until such time as any Governmental Authority shall take any action that impedes the Borrower's ability to engage in the coastwise trade of the United States;

                  (e) The Company, the Borrower or any of their respective Subsidiaries fails to pay when due (or after any applicable grace period) principal or interest in respect of (i) a Revolving Credit Facility or (ii) any other Indebtedness in an aggregate principal amount of $250,000 or more, or any other event occurs which would permit (i) the lenders under such Revolving Credit Facility or (ii) the holder or beneficiary of any other such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

                  (f) The Company, the Borrower or any of their respective Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) takes any corporate action in direct furtherance of any matter described in clauses
                           (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this
                           Section 10.1(f);

                  (g) A custodian, receiver, trustee, liquidator or similar official is appointed for the Company, the Borrower or any of their respective Subsidiaries or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 10.1(f)(v) is instituted against the Company, the Borrower or any of their respective Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days;

                  (h) The Company, the Borrower or any of their respective Subsidiaries fails within thirty (30) days with respect to a judgment or an order (or such earlier date as any execution on such judgment or order shall take place) to vacate, pay, bond or otherwise discharge any judgment or order for the payment of money the uninsured portion of which is in excess of $250,000 with respect to the Company, the Borrower or such Subsidiary and which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

                  (i) The Company, the Borrower, any Subsidiary of the Borrower, or any Person authorized to act on behalf of the Company, the Borrower or any of its Subsidiaries challenges the validity of any Operative Document or the Company, the Borrower's or any of its Subsidiaries' obligations thereunder in any material respect, or any Operative Document ceases, other than in accordance with its terms, to be valid and binding or ceases, in any material respect, other than in accordance with its terms, to give to the Trustee and the Noteholders the Liens, rights, and powers purported to be granted in their favor thereby;

                  (j) The Company shall fail to directly own one hundred percent (100%) of the Membership Interests of the Borrower; or Gary Chouest fails at all times before his death to own directly or indirectly not less than 11.25% of the Membership Interests in the Company;

                  (k) Any default (as defined in the applicable contract) or event of default (as defined in the applicable contract) by Company, the Borrower, any Subsidiary of the Borrower, or the Beta Noteholder under any of the Operative Documents (other than this Agreement) shall occur and shall be continuing or any of such contracts shall be cancelled, terminated or performance of any material party suspended as a result of such default or event of default;

                  (l) Any Governmental Authority shall take any action that impedes the Borrower's ability to engage in the coastwise trade of the United States; or

                  (m) Upon filing the Fleet Mortgage or any Supplement thereto for recordation pursuant to Section 3.2, the Coast Guard's National Vessel Documentation Center is unable to provide satisfactory evidence to the Required Noteholders that the Borrower owns the Vessels covered thereby free and clear of all recorded Liens other than the Fleet Mortgage.

         Section 10.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in Section 10.1(f) or (g) with respect to the Borrower) has occurred and is continuing, (i) the RBF Noteholder, without notice to the Borrower, may terminate the Revolving Credit Facility and may declare the outstanding principal of and accrued and unpaid interest on the Revolving Note to be forthwith due and payable and (ii) the Required Noteholders may, without notice to the Borrower, declare the outstanding principal of and the accrued and unpaid interest on the Term Notes and all other Obligations to be forthwith due and payable and, thereupon, all such outstanding amounts under the applicable Notes, including both principal of and interest thereon, shall be and become immediately due and payable, together with all other Obligations, without further demand, presentment, protest, notice of protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower.

         Section 10.3. Bankruptcy Defaults. When any Event of Default described in Section 10.1(f) or (g) has occurred and is continuing with respect to the Borrower, then the Revolving Credit Facility shall automatically terminate and all outstanding principal of and accrued and unpaid interest under the Notes and all other Obligations shall immediately become due and payable, without presentment, demand, protest, notice of protest or notice of any kind, each of which is expressly waived by the Borrower.

         Section 10.4. Remedies Upon an Event of Default.

                  (a) If an Event of Default has occurred and is continuing, the Trustee may, and, the Trustee, if directed in writing by the Required Noteholders, shall, exercise any of the rights or remedies granted to it under the Collateral Trust Agreement or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Agreement.

                  (b) If an Event of Default has occurred and is continuing, then the Trustee and the Required Noteholders may, and the Trustee, if directed in writing by the Required Noteholders, shall, take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.

                  (c) If any Obligor shall fail to make any payment or perform any act required to be made or performed under any Operative Document, the Trustee and the Required Noteholders, without waiving any default or releasing any Obligor from any obligation, may (but shall be under no obligation to unless directed in writing by the Required Noteholders) make such payment and perform such act for the account and at the expense of such Obligor, and may enter upon any of the Properties for such purpose and take all such action thereon as, at the Trustee's or the Required Noteholders' sole discretion, may be necessary or appropriate therefor. All sums so paid by the Trustee and the Required Noteholders and all costs and expenses (including reasonable attorneys' fees and expenses so incurred, together with interest thereon to the extent permitted by law) shall be paid by the applicable Obligor to the Trustee and the Required Noteholders on demand.

                  Notwithstanding Sections 10.2 through 10.4, unless (i) the Trustee or the Required Noteholders shall have notified the Borrower in writing within 30 days after the occurrence of any Tier 1 Amortization Default and, within six months after such Tier 1 Amortization Default, commenced the exercise of their rights and remedies in respect of such

Default, and (ii) no other Default or Event of Default shall have occurred and be continuing at the end of such six-month period, then such Tier 1 Amortization Default shall be deemed waived upon the expiration of such six month period. Any such deemed waiver shall not affect the rights and remedies of the Noteholders or the Trustee with respect to any other Default or Event of Default, including any other Tier 1 Amortization Default.

         Section 10.5. Default Prior to 10-Year Anniversary. Notwithstanding anything set forth in Section 10.1 to the contrary, upon the occurrence of any event (an "Extended Cure Default") described in Section 10.1(c), (d) or (k) (with respect to (k), other than any such event that has resulted in any such contract being canceled or terminated) during the last six months of the tenth year following the Closing Date, such event shall not be considered an Event of Default unless the Required Noteholders have given notice of any such Default and it is not cured within thirty (30) days after that notice. If the notice of an Extended Cure Default is given to the Borrower less than thirty (30) days prior to the Tier 2 & 3 Termination Date, the Tier 2 & 3 Termination Date will be extended by that number of days necessary to enable the Borrower to have a full 30-day period in which to cure the subject Extended Cure Default. The date to which the Tier 2 & 3 Termination Date is extended is the "Tier 2 & 3 Extended Termination Date."

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1. Termination and Survival of Obligations. This Agreement shall terminate when the principal amount of and all accrued interest on the Notes and all other Obligations shall have been indefeasibly paid or performed in full or otherwise discharged in accordance with the terms hereof; provided, however, the rights and remedies of the Noteholders and the Trustee under Articles III and IV shall survive such termination.

         Section 11.02. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as such person may specify, and effective when received at the address specified by such Person. Each party hereto, however, authorizes the Noteholders and Trustee to act on telephone notices from any Person the Noteholders in good faith believe to be acting on behalf of the relevant party and, at the Noteholder's option, to tape record any such telephone conversation. The Borrower agrees to deliver promptly to the Noteholders a confirmation of each telephone notice given or received by such party (signed by an authorized officer of such party). The Noteholders' and Trustee's records of all such conversations shall be deemed correct absent manifest error and, if the confirmation of a conversation differs in any material respect from the action taken by the Noteholders, the records of the Noteholders shall govern absent manifest error.

         Section 11.3. Payments and Computations. Notwithstanding anything herein to the contrary, all amounts to be paid or transferred by the Borrower to, or for the benefit of, the Noteholders or any other Person shall be paid or transferred to the Noteholders (for the benefit of the Noteholders or any other Person) without setoff or counter claims of any kind. All amounts to be paid or deposited hereunder shall be paid or transferred on the day when due in immediately available Dollars (and, if due from the Borrower, by 11:00 a.m. (Houston time), with amounts received after such time being deemed paid on the Business Day following such receipt). The Borrower shall, to the extent permitted by law, pay to the Noteholders upon demand, for the account of the applicable Person, interest on all amounts not paid or transferred by the Borrower when due hereunder at a rate equal to the Fixed Rate plus 2% per annum, calculated from the date any such amount became due until the date paid in full. Any payment or other transfer of funds scheduled to be made on a day that is not a Business Day shall be made on the next Business Day, and any interest rate accruing on such amount to be paid or transferred shall continue to accrue to such next Business Day.

         Section 11.4. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, but for the ratable benefit of Noteholders, upon the occurrence of, and throughout the continuance of, any Event of Default involving a failure to pay interest or principal when due and upon expiration of any applicable grace period, each Noteholder, but for the ratable benefit of the Noteholders, is hereby authorized by the Borrower at any time or from time to time, to the extent permitted by law, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness, payables, charter payment, contract or other obligation at any time owing by such Noteholder or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to the Noteholders or that subsequent holder under the Credit Documents, irrespective of whether or not that Noteholder or that subsequent holder shall have made any demand hereunder.

         Section 11.5. Amendments, Waivers and Consents. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed (and/or consented to) by (a) the Borrower, and (b) the Required Noteholders; provided that any increase or reduction in the interest rate on the Notes and acceleration of the Tier 2 & 3 Termination Date, a deferral of the payment dates set forth in the proviso to Section 2.4(a), or any increase or reduction in the portion of Excess Cash Flow to be allocated to the Term Notes shall require the approval of all Noteholders. Any consent to be delivered by the Noteholders under the Credit Documents shall not be effective unless contained in a writing signed by the Required Noteholder, or if, described in the foregoing proviso, all Noteholders.

         Section 11.6. Waivers. No failure or delay of the Noteholders or the Trustee in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor (to the fullest extent permitted by applicable law) shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. The Trustee and the Required Noteholders shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by law or in equity. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Borrower and the Noteholders shall be restored to their former position and rights and any Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Default.

         Section 11.7. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Noteholders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Noteholders and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of the Required Noteholders. Assignments by the Noteholders hereunder are subject to the terms and conditions of Section 11.8 hereof.

         Section 11.8. Participations and Assignments.

                  (a) Participations. Subject to Section 11.8(c) and (d), the Noteholders may at any time sell to Persons ("Participants") participating interests in any Note owing to the Noteholders, or any other interest of the Noteholders hereunder. The Borrower agrees that if amounts outstanding under this Agreement shall have become due and payable, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Noteholders under this Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3 and 4.6 with respect to the principal amount of the Notes outstanding from time to time.

                  (b) Assignments. Subject to Section 11.8(c) and (d), any Noteholder may at any time sell to any Person all or a portion of its interest in the Notes. Upon such execution, delivery and acceptance, from and after the effective date of the transfer, (i) such Noteholder thereunder shall be a party hereto and, to the extent of such assignment, have the rights and obligations of the transferor Noteholder hereunder and (ii) the transferor Noteholder thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of a transferor Noteholder's rights and obligations under this Agreement, such transferor Noteholder shall cease to be a party hereto except as to Sections 4.1, 4.2, 4.3 and 4.5 for periods prior to the effective date of such assignment). Such assignment shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such transferee and the resulting adjustment of percentages arising from the purchase by such transferee of all or a portion of the rights and obligations of such transferor Noteholder under this Agreement and the other Credit Documents.

                  (c) Right of First Refusal. (i) If either Noteholder (the "Selling Noteholder") shall desire to sell participating interests in any Note or all or a portion of its interests in any Note pursuant to
                           Section 11.8 (a) or (b) (other than a Transfer by RBF Noteholder pursuant to Section 11.8(f) or a Transfer by Beta Noteholder or the Chouests or any Permitted Beta Noteholder Transferee pursuant to Section 11.8(g)), then such Selling Noteholder shall give notice (the "Offer Notice") to the other Noteholder, identifying the proposed Participant or the proposed purchaser from whom it has received a bona fide offer and setting forth the proposed sale price and the other material terms and conditions upon which such Selling Noteholder is proposing to sell participating interests or all or a portion of its interests in the Notes to such Participant or proposed purchaser. Such other Noteholder shall have 60 days from receipt of the Offer Notice to elect, by notice to such Selling Noteholder, to purchase the participating interests or the portion of the Notes offered for sale on the terms and conditions set forth in the Offer Notice (such 60-day period hereinafter referred to as the "Election Period").

                           (i) If a Noteholder makes such election, the notice of election shall state a closing date not later than 90 days after the date of the Offer Notice. If such Noteholder breaches its obligation to purchase the participating interests or interests of the Selling Noteholder on the same terms and conditions as those contained in the Offer Notice after giving notice of its election to make such purchase (other than where such breach is due to circumstances beyond such Noteholder's reasonable control), then, in addition to all other remedies available, the Selling Noteholder may, at any time for a period of 270 days after such default, sell such the participating interests or interest in the Notes to any Person at any price and upon any other terms.

                           (ii) If the other Noteholder does not give notice within the Election Period following the Offer Notice from the Selling Noteholder that it (i) elects to purchase the participating interests or interest in the Notes of the Selling Noteholder or (ii) elects to purchase its interest in the Notes pursuant to the terms and conditions set forth in the Offer Notice in accordance with
                                    Section 11.08(d), the Selling Noteholder may, within 120 days after the end of the Election Period, sell the participating interests or such interest in the Notes to the identified purchaser on terms and conditions no less favorable to the Selling Noteholder than the terms and conditions set forth in such Offer Notice. In the event the Selling Noteholder shall desire to offer its interest in the Notes for sale on terms and conditions less favorable to it than those previously set forth in an Offer Notice, the procedures set forth in this Section 11.8(c) must again be initiated and applied with respect to the terms and conditions as modified.

                  (d) Right of Co-Sale. (i) If a Selling Noteholder has delivered an Offer Notice to the other Noteholder pursuant to Section 11.8(c) and the other Noteholder does not give notice during the Election Period that it elects to purchase participating interests or interest in the Note, such other Noteholder (the "Co-Sale Right Holder") shall have the right, exercisable upon notice to the Selling Noteholder within the Election Period, to sell all (but not part) of its interest in the Notes pursuant to the specified terms and conditions set forth in the Offer Notice.

                           (i) If the Co-Sale Right Holder gives notice within the Election Period that it elects to sell all (but not part) of its interest in the Notes pursuant to the specified terms and conditions set forth in the Offer Notice, the Selling Noteholder may, within 120 days after the end of the Election Period, sell the Noteholder's interest in the Notes to the identified purchaser on terms and conditions no less favorable to the Selling Noteholder than the terms and conditions set forth in such Offer Notice; provided that the identified purchaser also purchases all (but not part) of the Co-Sale Right Holder's interest in the Notes on the same terms and conditions as the purchase of the Selling Noteholder's interests in the Notes.

                           (ii) Except for Transfers of membership interests in Beta to or among Permitted Beta Noteholder Transferees, no Noteholder may sell any participation in any of its Notes or to sell all or a portion of its interest in the Notes unless such sale also encompasses the sale of all of the Membership Interest owned by such Noteholder.

                  (e) Certain Actions Constituting a Transfer by Beta Noteholder. A merger, consolidation or similar business combination transaction by Beta Noteholder with another Person, a sale of all or substantially all of the assets of Beta Noteholder to another Person, the Transfer of limited liability company interests in Beta Noteholder by the owner thereof to another Person or the issuance of limited liability company interests by Beta Noteholder shall constitute a Transfer of Beta Noteholder's Note subject to this
                           Section 11.8. This paragraph (e) shall not be deemed to limit actions constituting a Transfer of Beta Noteholder's Note.

                  (f) Permitted RBF Noteholder Transfers. RBF Noteholder may Transfer all (but not part) of its Notes at any time to R&B Falcon Corporation, a Delaware corporation ("RBF Corporation"), or to any Wholly Owned Subsidiary of RBF Corporation, provided that so long as such Wholly Owned Subsidiary holds such transferred Notes, such Wholly Owned Subsidiary shall remain a Wholly Owned Subsidiary of RBF Corporation or of RBF Noteholder. In the event RBF Noteholder shall be party to a merger, consolidation or similar business combination transaction with a third party or sell all, substantially all or a substantial portion of its assets to a third party, RBF Noteholder may Transfer all (but not part) of its Notes to such third party. Neither the Transfer of the capital stock of RBF Noteholder by the owner thereof to another Person nor the issuance of capital stock by RBF Noteholder shall constitute a Transfer of RBF Noteholder's Note subject to this Section 11.8.

                  (g) Permitted Beta Noteholder Transfers. Beta Noteholder (and any Permitted Beta Noteholder Transferee) may Transfer all or a part of its Note, and the Chouests (and any Permitted Beta Noteholder Transferee) may Transfer all or a part of their membership interest in Beta Noteholder, at any time to a Permitted Beta Noteholder Transferee.

         Section 11.9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

                  (a) THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

                  (b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDERS OR THE TRUSTEE OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN THE

                           DELAWARE CHANCERY COURT; PROVIDED THAT IF THE DELAWARE CHANCERY COURT DOES NOT HAVE JURISDICTION WITH RESPECT TO SUCH MATTER, THE PARTIES HERETO SHALL BE ENTITLED TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES LOCATED IN THE STATES OF DELAWARE, LOUISIANA OR TEXAS, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF THE DELAWARE CHANCERY COURT IN THE EVENT THAT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; PROVIDED THAT IF THE DELAWARE CHANCERY COURT DOES NOT HAVE JURISDICTION WITH RESPECT TO ANY SUCH DISPUTE, SUCH PARTY CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATES OF DELAWARE, LOUISIANA OR TEXAS, (II) AGREES TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE FOR SERVICE OF LEGAL PROCESS, (III) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, (IV) AGREES THAT IT SHALL NOT PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (V) AGREES THAT IT SHALL NOT INITIATE ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN (1) THE DELAWARE CHANCERY COURT, OR (2) IF THE DELAWARE CHANCERY COURT DOES NOT HAVE JURISDICTION WITH RESPECT TO SUCH ACTION, A FEDERAL COURT SITTING IN THE STATES OF DELAWARE, LOUISIANA OR TEXAS. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF THE STATE OF DELAWARE, TEXAS OR LOUISIANA OR FROM ANY LEGAL PROCESS WITH RESPECT TO ANY ACTION COMMENCED IN ANY SUCH COURT (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN

                           RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

                  (c) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 11.10. Confidentiality of Agreement. Unless otherwise consented to by the Noteholders, the Borrower hereby agrees that it will not disclose the contents of any Operative Document, or any other confidential or proprietary information furnished by the Noteholders, to any Person other than to the auditors and attorneys of the Borrower or as required by applicable law.

         Section 11.11. Limitation of Liability. No Person shall make a claim against the Borrower, the Noteholders or the Trustee (or their Affiliates, directors, officers, members, managers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages under any claim for breach of contract or other theory of liability in connection with the Credit Documents or the transactions contemplated thereby, and the Borrower (for itself and all other Persons claiming by or through the Borrower) hereby waives any claim for any such damages. No member, director, manager, officer, or agent of any Obligor or Noteholder shall have any liability on the Notes or other Obligations except to the extent (a) such Person is a party thereto in his individual capacity or otherwise agrees pursuant to a written agreement wherein such Person expressly assumes such liability in his individual capacity or (b) of such Person's fraud, willful misconduct or intentional misapplication of cash or other assets of any Obligor. Notwithstanding anything to the contrary contained in this Section 11.11, this Section 11.11 shall not affect any obligation of the Obligors and the Noteholders under the Operative Documents (other than the Notes).

         Section 11.12. Headings; Counterparts. Article and section headings in this Agreement are for reference only and shall not affect the construction of this Agreement. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

         Section 11.13. Cumulative Rights and Severability. To the extent permitted by applicable law, all rights and remedies of the Noteholders and the Trustee hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

         Section 11.14. Interest Rate Limitation. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to any Noteholder, or charged, contracted for, reserved, taken or received by any Noteholder, for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction so that any and all amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed the Highest Lawful Rate. Anything in any Note or any other Credit Document to the contrary notwithstanding, the Borrower shall not be required to pay unearned interest on any Note and the Borrower shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note and such Credit Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under such Note and the other Credit Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrower shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of the Borrower (or if all such Obligations shall have been paid in full, refunded to the Borrower). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Noteholder under the Notes and the Obligations and under the other Credit Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to such Noteholder, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Notes and this Agreement and all interest at any time contracted for, charged or received by such Noteholder in connection therewith.

         Section 11.15. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 11.16. Certain Excepted Vessels. Notwithstanding anything to the contrary in this Agreement or in the other Credit Documents, the Borrower shall not be required to establish or maintain the coastwise trade eligibility of the Vessels "Atlas," "Goliath," "Caribe Falcon," "Caribe Honor" and "Caribe Princess;" provided, however, that in the event any such Vessel becomes so eligible, all obligations, terms and conditions set forth herein and in the other Credit Documents relating to coastwise trade shall thereafter apply to such Vessel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers on and as of the respective dates set forth opposite their signatures below.

                                             DELTA TOWING, LLC, as the Borrower



         Dated as of December 20, 2001       By: /s/ Gary Chouest
                                                --------------------------------
                                             Name:   Gary Chouest
                                                  ------------------------------
                                             Title:  President
                                                   -----------------------------

                                             Address: 16201 East Main Street
                                                     ---------------------------
                                                      Galliano, LA
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Facsimile: (985) 632-2282
                                                       -------------------------
                                             Attention: Gary Chouest
                                                       -------------------------




                                             R&B FALCON DRILLING USA, INC., as a
                                             Noteholder



         Dated as of December 20, 2001       By: /s/ Eric B. Brown
                                                --------------------------------
                                             Name:   Eric B. Brown
                                                  ------------------------------
                                             Title:  Vice President
                                                   -----------------------------

                                             Address: 4 Greenway Plaza
                                                     ---------------------------
                                                      Houston, TX 77046
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Facsimile: (713) 232-7600
                                                       -------------------------
                                             Attention: General Counsel
                                                       -------------------------

                                             BETA MARINE SERVICES, L.L.C., as a
                                             Noteholder



         Dated as of December 20, 2001       By: /s/ Gary Chouest
                                                --------------------------------
                                             Name:   Gary Chouest
                                                  ------------------------------
                                             Title:  Member
                                                   -----------------------------

                                             Address: 16201 East Main Street
                                                     ---------------------------
                                                      Galliano, LA
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Facsimile: (985) 632-2282
                                                       -------------------------
                                             Attention: Gary Chouest
                                                       -------------------------



         The undersigned, Delta Towing Holdings, LLC, joins in the execution and delivery of this Revolving Credit and Note Purchase Agreement to acknowledge its consent and approval to each of the terms and conditions hereof and to acknowledge that the Obligations now or hereafter arising hereunder constitute Guaranteed Obligations under and as such term is defined in the Parent Guarantee and Secured Obligations under and as such term is defined in the Parent Pledge Agreement.

                                             DELTA TOWING HOLDINGS, LLC, as
                                             Guarantor



         Dated as of December 20, 2001       By: /s/ Gary Chouest
                                                --------------------------------
                                             Name:   Gary Chouest
                                                  ------------------------------
                                             Title:  President
                                                   -----------------------------

                                             Address: 16201 East Main Street
                                                     ---------------------------
                                                      Galliano, LA
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Facsimile: (985) 632-2285
                                                       -------------------------
                                             Attention: Gary Chouest
                                                       -------------------------

                                                                    EXHIBIT 2.8A

                                     FORM OF
                                 PROMISSORY NOTE

                                    (TIER 1)

$__________________________                 Dated: _________ __, ____

                  FOR VALUE RECEIVED, the undersigned, ________________ (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Noteholder") the principal amount of ________________ Dollars ($________) on or before the Tier 1 Maturity Date (as such term is defined in the hereinafter described Note Agreement).

                  The Borrower hereby promises to pay interest on the principal amount of this Note outstanding from time to time from the date of this Note until such principal amount is paid in full, at such interest rates, on such dates and at such times as are specified in the Note Agreement dated as of ____________ __, ____ among _________________________________________ (as the same may from time to time be amended, modified or supplemented, the "Note Agreement," and the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Both principal and interest on this Note are payable in same day funds in lawful money of the United States of America to the Noteholder at the Payment Office, or at such other place as the Noteholder shall designate in writing to the Borrower in a notice given in accordance with Section 11.02 of the Note Agreement.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Note Agreement. The obligations of the Borrower hereunder are secured by the Security Documents. The Note Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Note Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                  Except for notices specifically provided for in the Note Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                             By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                    EXHIBIT 2.8B

                                     FORM OF
                                 PROMISSORY NOTE

                                    (TIER 2)

$________________                            Dated: __________ ___, ____

                  FOR VALUE RECEIVED, the undersigned, _________________________ (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ (the "Noteholder") the principal amount of _________________ Dollars ($____________) or any lesser amount as may be permitted by the hereinafter described Note Agreement, as and when the same becomes due under the terms of the Note Agreement.

                  The Borrower hereby promises to pay interest on the principal amount of this Note outstanding from time to time from the date of this Note until such principal amount is paid in full, at such interest rates, on such dates and at such times, as are specified in the Note Agreement dated as of ______________ __, ____ among ___________________________________________ (as the same may from time to time be amended, modified or supplemented, the "Note Agreement," and the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Both principal and interest on this Note are payable in same day funds in lawful money of the United States of America to the Noteholder at the Payment Office, or at such other place as the Noteholder shall designate in writing to the Borrower in a notice given in accordance with Section 11.02 of the Note Agreement.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Note Agreement. The obligations of the Borrower hereunder are secured by the Security Documents. The Note Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Note Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                  Except for notices specifically provided for in the Note Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                             By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                    EXHIBIT 2.8C

                                     FORM OF
                                 PROMISSORY NOTE
                                    (TIER 3)

$____________________                        Dated: ___________ __, ____

                  FOR VALUE RECEIVED, the undersigned, _________________________ (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ (the "Noteholder") the principal amount of _________________ Dollars ($_____________) or any lesser amount as may be permitted by the hereinafter described Note Agreement, as and when the same becomes due under the terms of the Note Agreement.

                  The Borrower hereby promises to pay interest on the principal amount of this Note outstanding from time to time from the date of this Note until such principal amount is paid in full, at such interest rates, on such dates and at such times, as are specified in the Note Agreement dated as of _____________ __,____ among ___________________________________________ (as the same may from time to time be amended, modified or supplemented, the "Note Agreement," and the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Both principal and interest on this Note are payable in same day funds in lawful money of the United States of America to the Noteholder at the Payment Office, or at such other place as the Noteholder shall designate in writing to the Borrower in a notice given in accordance with Section 11.02 of the Note Agreement.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Note Agreement. The obligations of the Borrower hereunder are secured by the Security Documents. The Note Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Note Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                  Except for notices specifically provided for in the Note Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                             By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                    EXHIBIT 2.8D

                                     FORM OF
                                 REVOLVING NOTE


$___________________

                  FOR VALUE RECEIVED, the undersigned, DELTA TOWING, LLC (the "Borrower"), HEREBY PROMISES TO PAY to the order of R&B FALCON DRILLING USA, INC. (the "Noteholder") the principal amount of FOUR MILLION DOLLARS ($4,000,000.00) or, if less, such amount as is outstanding hereunder on Revolver Maturity Date (as defined in the hereinafter described Note Agreement), whether by acceleration or otherwise as provided in the Note Agreement.

                  The Borrower hereby promises to pay interest on the principal amount of the Revolving Loans outstanding hereunder from time to time from the date of each such Revolving Loan until such principal amount is paid in full, at such interest rates, on such dates and at such times, as are specified in the Revolving Credit and Note Agreement dated as of _____________ __, 2001 among Delta Towing, LLC, the Noteholder and Beta Marine Services, L.L.C. (which agreement amends and restates the Note Agreement among such persons dated January 30, 2001, as the same may from time to time be further amended, supplemented, renewed, extended, restated, rearranged or otherwise modified, the "Note Agreement," and the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Both principal and interest on this Note are payable in same day funds in lawful money of the United States of America to the Noteholder at the Payment Office, or at such other place as the Noteholder shall designate in writing to the Borrower in a notice given in accordance with Section 11.02 of the Note Agreement.

                  This Note is the Revolving Note referred to in, and is entitled to the benefits of, the Note Agreement. The obligations of the Borrower hereunder are secured by the Security Documents. The Note Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Note Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                  Except for notices specifically provided for in the Note Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                             DELTA TOWING, LLC


                                             By:
                                                      --------------------------

                                                                    EXHIBIT 5.2B

                           FORM OF NOTICE OF BORROWING

                                                               ________ __, 200_

R&B Falcon Drilling USA, Inc.
c/o Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston, Texas 77046
Attention: _________


         RE: Notice of Borrowing under the Revolving Credit and Note Purchase Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, R&B Falcon Drilling USA, Inc. and Beta Marine Services, L.L.C.

Dear Sir or Madam:


         This Notice of Borrowing is delivered to you pursuant to Section 5.2(b) of the Credit Agreement. The undersigned hereby requests a Revolving Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Loan is requested to be made. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         (A)      Principal Amount(1)                          _________________

         (B)      Date of Borrowing
                  (which must be a Business Day)               _________________

         (C)      Funds are requested to be
                  disbursed to the Borrower at:

                           Bank Name:                          _________________

                           Bank Address:                       _________________

                           Account Number:                     _________________


----------

(1) Must be in the principal amount of $100,000 or any larger increment of $50,000.

         As of the date of the borrowing to which this Notice of Borrowing relates:

                  (a) both before and after giving effect to such borrowing (i) no Default or Event of Default exists, and (ii) the representations and warranties of the Borrower contained in the Credit Documents are true and correct;

                  (b) the Current Ratio is equal to or greater than 1.00 to 1.00 for the applicable Twelve-month Period; and

                  (c) the Fixed Charge Coverage Ratio is equal to or greater than 1:00 to 1:00 for the applicable Twelve-month Period.



                                    DELTA TOWING, LLC(2)



                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:



----------

(2) Must be signed by the president, any vice president or the chief financial officer of the Borrower.


                                       2